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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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/ /	Soliciting Material Pursuant to §240.14a-12
DST SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DST SYSTEMS, INC.

NOTICE AND PROXY STATEMENT

for

The Annual Meeting of Stockholders

Tuesday, May 14, 2002

YOUR VOTE IS IMPORTANT!

Please vote by telephone or the Internet as described on the enclosed Voting Card or mark, date and sign the card and promptly return it in the enclosed envelope.

Mailing of this Notice and Proxy Statement, the accompanying Voting Card and the 2001 Annual Report commenced on or about March 28, 2002.

DST Systems, Inc.
333 West 11th Street
Kansas City, Missouri 64105

Proxy Statement
and
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
 MAY 14, 2002

        You are hereby notified of and cordially invited to attend the Annual Meeting of Stockholders of DST Systems, Inc., a Delaware corporation ("DST"), to be held at the offices of DST Systems, Inc., 333 West 11th Street, 3rd Floor, Kansas City, Missouri, at 10:30 a.m., Central Time, on Tuesday, May 14, 2002, to consider and vote upon the following matters:

1.
Election of Two Directors;
2.
Amendment to Stock Award Plan to Increase Authorized Shares and Reapproval of Plan Section 8 under Internal Revenue Code Section 162(m); and
3.
Such other matters which are now unknown to DST as may properly be brought before the Annual Meeting or any adjournment thereof.

        The Board of Directors has set the close of business on March 15, 2002 as the record date for determining which stockholders are entitled to notice of and to vote at this meeting or any adjournment thereof. A list of such stockholders will be available during the Annual Meeting for examination by any stockholder for any purpose germane to the meeting and will be available during regular business hours at the corporate offices of DST, 333 West 11th Street, Kansas City, Missouri, for the 10-day period prior to the Annual Meeting.

        It is important that your shares be represented at the meeting. Please vote your shares, regardless of whether you plan to attend the Annual Meeting. You may cast your votes by telephone or through the Internet as described on the Voting Card. Alternatively, please date the Voting Card, sign it and promptly return it in the enclosed envelope, which requires no postage if mailed in the United States.

        If you own shares registered in the name of a broker, you should receive a card from the broker on which you may direct the broker to vote such shares. Please promptly complete the card and return it to the broker.

        Any stockholder or stockholder's representative who may need special assistance or accommodation to participate in the Annual Meeting because of a disability should contact DST's Corporate Secretary at the above address, or by phone at (816) 435-4636. To provide DST sufficient time to arrange for reasonable assistance, please submit all such requests by May 1, 2002.

                      By Order of the Board of Directors,

                      Robert C. Canfield
                       Senior Vice President, General Counsel and Secretary

The date of this Notice is March 28, 2002.

DST Systems, Inc.

333 West 11th Street
Kansas City, Missouri 64105

PROXY STATEMENT

Contents

Page
Voting	1
Principal Stockholders and Stockholdings of Management	4
Proposal 1—Election of Two Directors	7
Proposal 2—Amendment to Stock Award Plan to Increase Authorized Shares and Reapproval of Plan Section 8 under Internal Revenue Code Section 162(m)	8
The Board of Directors	14
Audit Matters	17
Executive Compensation Matters	19
Other Matters	32
Appendix A—DST Systems, Inc. 1995 Stock Option and Performance Award Plan with Section 4(a) Showing Number of Authorized Shares as Proposed to be Increased	1

PROXY STATEMENT

        This proxy statement is being mailed on or about March 28, 2002, to all holders at the close of business on March 15, 2002 (the "Record Date") of the common stock of DST Systems, Inc. ("DST"), par value $.01 per share, the only outstanding class of voting securities of DST ("DST Common Stock"). Such stockholders are entitled to vote on the proposals to be presented by the DST Board of Directors (the "DST Board") at the Annual Meeting of Stockholders to be held at 10:30 a.m. Central Time, on Tuesday, May 14, 2002, at the corporate offices of DST Systems, Inc., 333 West 11th Street, 3rd Floor, Kansas City, Missouri ("Annual Meeting"). The DST Board is soliciting your vote on the proposals and is also furnishing you with the Annual Report to Stockholders of DST for the year ended December 31, 2001 ("Annual Report").

VOTING

        Proposals.    At the Annual Meeting the DST Board intends to present (i) the election of two directors, and (ii) an amendment to the DST Systems, Inc. 1995 Stock Option and Performance Award Plan ("Stock Award Plan") to increase authorized shares and for reapproval of Plan Section 8 under Section 162(m) of the Internal Revenue Code of 1986, as from time to time amended ("Code Section 162(m)"). The DST Board knows of no other matters that will be presented or voted on at the Annual Meeting. Stockholders do not have any dissenters' rights of appraisal in connection with the proposals.

        Tabulation of Votes.    Each stockholder may cast one vote for each share of DST Common Stock held by such stockholder on the Record Date on all matters to be voted on at the Annual Meeting. Stockholders may vote cumulatively for directors. In other words, each stockholder may cast a number of votes equal to the number of shares of DST Common Stock held by such stockholder on the Record Date multiplied by the number of directors to be elected, and the stockholder may cast all such votes for a single nominee or distribute them among the nominees as the stockholder chooses. This Proxy Statement solicits discretionary authority to vote cumulatively for the election of directors, and the accompanying form of proxy as well as a telephone or Internet vote grants such authority. The directors are elected by a plurality of the shares voted by the stockholders. The plurality is determined by reference to the number of votes for each director nominee, and where, as here, there are two vacancies for director, the two nominees with the highest number of affirmative votes are elected. Votes respecting the election of directors may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes (which occur when a broker has not received directions from customers, and the broker cannot or does not vote the customers' shares) will have no effect on a proposal to elect directors.

        On any proposal other than the election of directors, the percentage of shares required to be voted in the proposal depends on the proposal. In most proposals, including the second proposal herein, the affirmative vote of a majority of the shares represented at the meeting in person or by proxy and entitled to vote on the subject matter is required for the adoption of the proposal. The percentage of shares that have been affirmatively voted for such a proposal is determined by dividing the affirmative votes by the total of the number of shares voted for the proposal, the number of shares voted against the proposal, the number of shares abstained from voting on the proposal, and broker non-votes. In other words, abstentions and broker non-votes will have the effect of votes against a proposal.

        Quorum.    In order for any proposal to be approved at the Annual Meeting, a quorum of DST stockholders must be present at the meeting, either in person or through a proxy, regardless of whether such stockholders vote their shares. The presence in person or by proxy of the holders of a majority of the shares of DST Common Stock outstanding on the Record Date constitutes a quorum. Broker non-votes generally would not affect the determination of whether the holders of the majority of shares of outstanding DST Common Stock are present at the Annual Meeting because typically some of the shares held in the broker's name have been voted on at least some proposals, and therefore, all of such shares held in the broker's name are considered present at the Annual Meeting.

        How Stockholders Vote.    Stockholders holding DST Common Stock on the Record Date in their own names ("Record Holders"), persons who participate in certain benefit plans of DST or its subsidiaries* and indirectly hold DST Common Stock on the Record Date through such plans ("Plan Participants") and investors holding DST Common Stock on the Record Date through a broker or other nominee ("Broker Customers") may vote such stock as follows:

*
The DST Systems of California, Inc. 401(k) Retirement Plan ("DST of California 401(k)"), the Employee Stock Ownership Plan of DST Systems, Inc. ("DST ESOP"), and the DST Systems, Inc. 401(k) Profit Sharing Plan ("DST 401(k)") (each, a "Plan").

        DST Common Stock Held of Record.    Record Holders may only vote their shares of DST Common Stock if they or their proxies are present at the Annual Meeting. Record Holders through the Voting Card or through Internet or telephone voting may appoint as their proxy the Proxy Committee, which consists of officers of DST whose names are listed on the Voting Card. The Proxy Committee will vote as specified by the stockholders (either on the Voting Card or through Internet or telephone voting) all shares of DST Common Stock for which it is the proxy. A Record Holder desiring to name as proxy someone other than the Proxy Committee may do so by crossing out the names of the Proxy Committee members on the Voting Card and inserting the full name of such other person. In that case, the Record Holder must sign the Voting Card and deliver it to the person named, and the person named must be present and vote at the Annual Meeting.

        If a stockholder does not specify when voting (either on the Voting Card or through Internet or telephone voting) how the shares of DST Common Stock represented thereby are to be voted, the Proxy Committee intends to vote such shares (a) for the election of the persons nominated by the DST Board to be directors ("Board Nominees"), (b) for amendment of the Stock Award Plan to increase authorized shares and reapproval of Plan Section 8 under Code Section 162(m), and (c) in accordance with the discretion of the Proxy Committee upon such other matters as may properly come before the Annual Meeting.

        DST Common Stock Held Under the Plans.    Plan Participants may, by using the Voting Card, Internet or telephone voting, instruct the trustee of the Plans how to vote the shares allocated to the respective participant accounts. The trustee will vote all shares allocated to the accounts of voting Plan Participants as instructed by such participants. With respect to any shares of DST Common Stock not allocated to the accounts of or not voted by Plan Participants, the trustee must vote such shares in the same proportion as those shares for which it received instructions. The trustee may vote Plan shares either in person or through a proxy. The trustee intends to vote in the same manner as the Proxy Committee upon other matters as may properly come before the Annual Meeting.

        DST Common Stock Held Through a Broker or Other Nominee.    Each broker or nominee must solicit from the Broker Customers directions on how to vote the shares, and the broker or nominee must then vote such shares in accordance with such directions. Brokers or nominees are to forward soliciting materials to the Broker Customers, and DST will reimburse their reasonable expenses in forwarding the materials. Whether brokers may vote the shares of Broker Customers when they have not received directions depends on the proposal and on the rules and procedures of the New York Stock Exchange ("NYSE") and the Chicago Stock Exchange ("CHX"), which are the exchanges that list DST Common Stock for trading.

        Revoking Proxy Authorizations or Instructions.    Until the polls close (or, in the case of Plan Participants, until the trustees of the respective Plans vote), votes of Record Holders and Plan Participants may be recast (a) by an Internet or telephone vote subsequent to the date shown on a previously executed and delivered Voting Card or to the date of a prior Internet or telephone vote or (b) with a later-dated, properly executed and delivered Voting Card. Otherwise, stockholders may not revoke their votes, even by attending the Annual Meeting, unless (a) for Record Holders, they deliver written revocation to the

Corporate Secretary of DST at any time before the Chairman of the Annual Meeting closes the polls; (b) for Plan Participants, they follow the revocation procedures of the trustee; or (c) for Broker Customers, they follow the revocation procedures of the broker or nominee.

        Attendance and Voting in Person at the Annual Meeting.    Attendance at the Annual Meeting is limited to Record Holders or their properly appointed proxies, beneficial owners of DST Common Stock having evidence of such ownership, and guests of DST. Plan Participants and Broker Customers, absent special direction to DST from the trustee, broker or nominee, may only vote by instructing the trustee, broker or nominee and may not cast a ballot at the Annual Meeting. Record Holders who have not appointed a proxy, or who have revoked the appointment of a proxy, may vote by casting a ballot at the Annual Meeting.

PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

        As of the Record Date, DST had outstanding 120,694,549 shares of DST Common Stock. The following table sets forth information as of the Record Date concerning the beneficial ownership of DST Common Stock by: (i) stockholders who have publicly filed a report acknowledging ownership of more than 5% of the outstanding DST Common Stock; (ii) the directors and certain executive officers of DST; and (iii) all of DST's executive officers and directors as a group. Except as otherwise noted, the holders have sole power to vote and dispose of the shares. For purposes of incorporating a DST subsidiary in a foreign country, each of several DST officers holds a single share of such subsidiary's stock. Such holdings constitute less than 1% of the subsidiary's stock. No officer or director of DST owns any equity securities of any other subsidiary of DST.

Name and Address	Shares of Common Stock(1)	Percent of Class(2)
Stilwell Management, Inc. ("Stilwell")(3)	39,724,052	32.9
George L. Argyros(4)	9,379,240	7.8
Alliance Capital Management, L.P. ("Alliance"), AXA Colonia Konzern AG, AXA Rosenberg(5)	7,621,650	6.3
A. Edward Allinson(6) DST Director	51,919	*
James C. Castle, Ph.D.(7) Chairman and Chief Executive Officer of DST Systems of California, Inc. ("DST of California")(8), DST Director	336,960	*
Michael G. Fitt(9) DST Director	35,490	*
Donald J. Kenney(10) President and Chief Executive Officer of EquiServe, Inc. ("EquiServe")(11)	60,000	*
Thomas A. McCullough(12) Executive Vice President and Chief Operating Officer of DST, DST Director	633,471	*
Thomas A. McDonnell(13) President and Chief Executive Officer of DST, DST Director	1,010,375	*
William C. Nelson(14) DST Director	50,014	*
Charles W. Schellhorn(15) President and Chief Executive Officer of DST Output, Inc. ("DST Output")(16); President of Argus Health Systems, Inc. ("Argus")(17)	269,547	*
M. Jeannine Strandjord(18) DST Director	43,334	*
J. Michael Winn(19) Managing Director of DST International Limited ("DSTi")(20)	140,493	*
All Executive Officers and Directors as a Group (17 Persons)(21)	3,462,250	2.8

*
Less than 1% of the outstanding DST Common Stock.

(1)
Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), share amounts shown for DST's executive officers and directors include shares of DST Common Stock they may acquire upon the exercise of options which are exercisable at the Record Date or will become exercisable within 60 days of such date and shares of DST Common Stock they hold indirectly under the Plans or otherwise. Certain executive officers and directors have disclaimed beneficial ownership of certain shares which are owned by or with family members, trusts or other entities.

(2)
The percentage for each person or group is based on the number of shares outstanding as of the Record Date plus securities of such stockholder(s) deemed outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act.

(3)
The address of Stilwell is 210 University Blvd., Suite 900, Denver, Colorado 80206. The information is based on a Form 4 dated January 8, 2002 and a Schedule 13D amendment dated December 3, 2001, each filed jointly by Stilwell and its parent company, Stilwell Financial Inc., 920 Main, Kansas City, Missouri 64105. Stilwell and Stilwell Financial Inc. report that they share voting and dispositive power of the shares.

(4)
Mr. Argyros' address is 949 South Coast Drive, Suite 600, Costa Mesa, California 92626. The number of shares of DST Common Stock is based on information in a Form 4 for November 2001 filed by Mr. Argyros, who was a director of DST. The shares consist of 4,579,152 shares held by Mr. Argyros, 900 shares held by the Leon and Olga Argyros 1986 Trust, 366,502 shares held by the Argyros Foundation, 4,431,000 shares held by HBI Financial, Inc., and 1,686 shares held by GLA Financial Corporation. Mr. Argyros disclaims beneficial ownership of the shares held by the Argyros Foundation and the Leon and Olga Argyros 1986 Trust.

(5)
The information is based on Amendment No. 1 dated December 31, 2001 to a Schedule 13G filed by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle (the foregoing are the "Mutuelles AXA" which as a group control AXA), AXA (which is the parent of AXA Financial, Inc.), and AXA Financial, Inc. ("AXA Financial") (as the parent holding company of Alliance). AXA's address is 25, avenue Matignon, 75008 Paris, France. AXA Financial's address is 1290 Avenue of the Americas, New York, New York 10104. The address of AXA Courtage Assurance Mutuelle is 26, rue Louis le Grand, 75002 Paris, France. The address of the remaining AXA entities is 370, rue Saint Honore, 75001 Paris, France. Alliance has sole voting power over 621,300 of the shares, shared voting power over 6,763,950 of the shares, and sole dispositive power over 7,621,650 of the shares. AXA and Mutuelles AXA disclaim beneficial ownership of the shares.

(6)
Mr. Allinson's beneficial ownership includes 17,000 shares that may be acquired through options that are exercisable or will become exercisable within 60 days of the Record Date.

(7)
Dr. Castle's beneficial ownership includes 235,512 shares that may be acquired through options that are exercisable or will become exercisable within 60 days of the Record Date, 812 shares allocated to his account in the DST of California 401(k), and 100,636 shares held by a trust.

(8)
DST of California is an indirect wholly-owned subsidiary of DST.

(9)
Mr. Fitt's beneficial ownership includes 6,663 shares that may be acquired through options that are exercisable or will become exercisable within 60 days of the Record Date and 27,327 shares held in a trust.

(10)
Mr. Kenney's beneficial ownership includes 50,000 shares that may be acquired through options that are exercisable or will become exercisable within 60 days of the Record Date.

(11)
The address of EquiServe is 150 Royall Street, Canton, Massachusetts. EquiServe is a wholly-owned subsidiary of DST.

(12)
Mr. McCullough's beneficial ownership includes 385,863 shares that may be acquired through options that are exercisable or will become exercisable within 60 days of the Record Date and 37,050 shares allocated to his account in the DST ESOP.

(13)
Mr. McDonnell's beneficial ownership includes 508,178 shares that may be acquired through options that are exercisable or will become exercisable within 60 days of the Record Date and 40,408 shares allocated to his account in the DST ESOP.

(14)
Mr. Nelson's beneficial ownership includes 39,740 shares that may be acquired through options that are exercisable or will become exercisable within 60 days of the Record Date, 200 shares held in an individual retirement account and 4 shares held through an investment partnership. Mr. Nelson shares voting and dispositive power with respect to the investment partnership shares.

(15)
Mr. Schellhorn's beneficial ownership includes 78,221 shares that may be acquired through options that are exercisable or will become exercisable within 60 days of the Record Date and 26,796 shares allocated to his account in the DST ESOP.

(16)
DST Output is an indirect wholly-owned subsidiary of DST.

(17)
DST is a 50% owner of Argus.

(18)
Ms. Strandjord's beneficial ownership includes 21,348 shares that may be acquired through options that are exercisable or will become exercisable within 60 days of the Record Date and 1,000 shares held in a trust.

(19)
Mr. Winn's beneficial ownership includes 140,000 shares that may be acquired through options that are exercisable or will become exercisable within 60 days of the Record Date.

(20)
DSTi is a wholly-owned subsidiary of DST.

(21)
The number includes 1,839,672 shares that may be acquired by the executive officers and directors and by the spouse of an executive officer through options that are exercisable or will become exercisable within 60 days of the Record Date. It also includes 218,135 shares allocated to the DST ESOP accounts of executive officers and the spouses of two executive officers, 812 shares allocated to the DST of California 401(k) account of a director, 874 shares owned directly by the spouse of an executive officer, and 129,167 shares otherwise held indirectly. Individuals in the group have disclaimed beneficial ownership as to a total of 30,445 of the shares.

PROPOSAL 1
ELECTION OF TWO DIRECTORS

        The DST By-laws classify the DST Board into three classes and stagger the three-year terms of each class to expire in consecutive years. The term of office of one class of directors expires each year in rotation so that at each annual meeting of stockholders one class is up for election for a full three-year term. The terms of the two Board Nominees identified below are expiring at this Annual Meeting. Directors elected at the Annual Meeting will hold office for a three-year term expiring in 2005 or until their successors are elected and qualified.

        The Board Nominees are Thomas A. McDonnell and M. Jeannine Strandjord. They are currently directors of DST, have indicated that they are willing and able to continue serving as directors if elected and have consented to being named as nominees in this Proxy Statement. If any of the Board Nominees should for any reason become unavailable for election, the Proxy Committee will vote for such other nominee as may be proposed by the Nominating Committee of the DST Board or, alternatively, the DST Board may reduce the number of directors to be elected at the meeting.

        Thomas A. McDonnell, age 56, has served DST as a director since 1971; as Chief Executive Officer since October 1984; and as President since January 1973 (except for a 30-month period from October 1984 to April 1987). He served as Treasurer of DST from February 1973 to September 1995 and as Vice Chairman of the Board from June 1984 to September 1995. He is a director of BHA Group, Inc., Blue Valley Ban Corp., Commerce Bancshares, Inc., Computer Sciences Corporation, Euronet Worldwide, Inc. and Garmin Ltd.

        M. Jeannine Strandjord, age 56, has served as a director of DST since January 1996. She has served as Senior Vice President of Finance for the Global Markets Group of Sprint Corporation ("Sprint") since November 1998. She had previously served from 1985 to 1990 as Vice President of Finance and Distribution at AmeriSource, Inc., a Sprint subsidiary, and from 1990 to November 1998 as Senior Vice President and Treasurer for Sprint. She is a director of Euronet Worldwide, Inc. and six registered investment companies which are advised by American Century Investments.

THE DST BOARD RECOMMENDS THAT YOU VOTE "FOR"
THE BOARD NOMINEES

PROPOSAL 2
AMENDMENT TO STOCK AWARD PLAN
TO INCREASE AUTHORIZED SHARES AND REAPPROVAL OF PLAN
SECTION 8 UNDER INTERNAL REVENUE CODE SECTION 162(m)

        Reason for the Proposal.    Section 4 of the Stock Award Plan provides the number of shares of DST Common Stock that are available for a grant of awards under the plan. On February 26, 2002, the DST Board approved an amendment to the Stock Award Plan to increase such number by 6,000,000 shares, subject to stockholder approval. If stockholders approve the amendment, the Stock Award Plan would authorize 30,000,000 shares of DST Common Stock to be issued thereunder instead of the currently authorized number of 24,000,000 shares.

        The number of employees of DST and its subsidiaries has increased since May 2000 when the stockholders approved an amendment to the Stock Award Plan increasing the authorized shares. The increase since May 2000 in number of employees was primarily from the acquisition during 2001 of EquiServe, which has approximately 2,400 employees. The DST Compensation Committee has granted options to purchase DST Common Stock to EquiServe employees under the Stock Award Plan, including options granted at the time of the EquiServe acquisition. The DST Board believes increasing the number of authorized shares is necessary to continue the purposes of the Stock Award Plan, which are to enhance the ability of DST and its affiliates, including EquiServe, to attract and retain exceptionally qualified employees, to encourage the long-term ownership in DST by Stock Award Plan participants and to provide additional incentive compensation to participants tied to the attainment by DST of performance goals.

        Section 8 of the Stock Award Plan allows the granting of awards based on DST performance-based criteria. Such criteria are described in the Performance-Based Awards paragraph of the Summary of Stock Award Plan section below. At the 1997 annual meeting of stockholders, DST stockholders approved Section 8. Approval was beneficial to DST under Code Section 162(m), which limits public companies' deductions of compensation expense in excess of $1 million paid to certain executive officers ("Deduction Limitation"). However, Code Section 162(m) allows public companies to exclude from the Deduction Limitation certain performance-based compensation if approved by stockholders. Reapproval every five years of Section 8 of the Stock Award Plan is necessary for performance-based awards thereunder to continue to meet the requirements for a federal income tax deduction.

        Awards Issued under Stock Award Plan and Authorized Shares.    Participants in the Stock Award Plan are employees of DST as well as its affiliates and members of the DST Board who are not employees of DST or its affiliates ("Outside Directors"). Awards that have been issued under the Plan include options to purchase DST Common Stock, direct stock grants to Outside Directors ("Automatic Stock Grants"), and restricted DST Common Stock ("Restricted Stock") issued under the DST Systems, Inc. Executive Incentive Plan (the "Executive Incentive Plan", which was adopted pursuant to, and as an implementation of, the Stock Award Plan). Limited rights have been granted with respect to all options granted under the Stock Award Plan except options granted to Outside Directors prior to May 2001. No other Awards respecting DST Common Stock have been made under the Plan. As of February 28, 2002 a total of 20,998,424 shares of DST Common Stock have been subject to such awards. This total excludes shares subject to awards that have been forfeited and shares that under the terms of the Stock Award Plan do not count toward the total share limit, as described in the Limits on Awards paragraph of the Summary of the Stock Award Plan below. Assuming no outstanding awards are forfeited, the maximum number of authorized shares of DST Common Stock that could be issued in the future in connection with awards under the Stock Award Plan, if stockholders approve the amendment to increase authorized shares, would be 9,001,576 shares. Based on the closing price of DST Common Stock of $46.20 on the Record Date, the aggregate market value of such remaining shares available for issuance would be $415,872,811.20.

        New Plan Benefits.    DST cannot determine the amounts of awards that will be granted under the Stock Award Plan or the benefits thereof to the executive officers named in the Summary Compensation Table herein, the executive officers as a group, the Outside Directors and employees who are not executive officers as a group. Under the terms of the Stock Award Plan, the number of awards to be granted is within the discretion of the DST Compensation Committee.

        Summary of Stock Award Plan.    The following summary of the Stock Award Plan is qualified in its entirety by reference to the Stock Award Plan attached to this Proxy Statement as Appendix A. Appendix A shows the number of authorized shares as proposed to be amended. Capitalized terms in this summary not defined in this Proxy Statement have the meanings set forth in the Stock Award Plan.

        Types of Awards.    The Stock Award Plan provides for the availability of shares of DST Common Stock for the granting of options (Incentive Stock Option and Non-Qualified Stock Options), reload options, Stock Appreciation Rights, Limited Rights, Performance Shares, Performance Units (including performance-based cash awards), Dividend Equivalents, Restricted Stock, DST Common Stock, or any other right, interest or option relating to shares of DST Common Stock granted pursuant to the provisions of the Stock Award Plan to officers and other employees and to Outside Directors.

        Participants in Stock Award Plan.    Employees of DST or any of its Affiliates who are regularly employed for more than twenty hours per week and more than five months per year and Outside Directors are eligible to participate in the Stock Award Plan. As of the date of this Proxy Statement, approximately 1,320 such employees and four Outside Directors participate in the Stock Award Plan.

        Administration of Stock Award Plan.    The DST Compensation Committee, or another committee designated by the DST Board, consisting of non-employee directors within the meaning of Rule 16b-3 under the Exchange Act and outside directors within the meaning of Code Section 162(m), or, in certain circumstances, its delegate (the "Stock Award Plan Committee") is to administer the Stock Award Plan. The Stock Award Plan Committee has the authority to determine (i) the recipients of Awards, (ii) the type or types of Awards to be granted to each such recipient, (iii) the terms and conditions of such Awards, (iv) the number of shares subject to such Awards, (v) whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of DST Common Stock, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, and (vi) whether, to what extent and under what circumstances payments will be deferred either automatically or at the election of the recipient or the Stock Award Plan Committee. The Stock Award Plan Committee is authorized to interpret and administer the Stock Award Plan, to establish, amend, suspend or waive any rules relating to the Stock Award Plan, and to make any other determination and take any other action that may be necessary or advisable for administration of the Stock Award Plan. Subject to the terms of the Stock Award Plan, the Stock Award Plan Committee also has the authority to grant Awards in replacement of Awards previously granted under the Stock Award Plan or any other compensation plan of DST or its Affiliates. Except as otherwise expressly provided in the Stock Award Plan, all determinations, designations, interpretations, and other decisions of the Stock Award Plan Committee are final, conclusive and binding. All determinations of the Stock Award Plan Committee shall be made by a majority of its members, provided that any determination affecting any Awards made or to be made to a member of the Stock Award Plan Committee may, at the DST Board's election, be made by the DST Board.

        End Date for Grant of Awards.    The Stock Award Plan Committee may not grant Awards under the Stock Award Plan after August 31, 2005. The term of Awards granted under the Stock Award Plan may be set at any length the Stock Award Plan Committee determines and may extend beyond August 31, 2005. However, the term of any options granted to Outside Directors may not extend beyond ten years from the date of grant, and the term of any Incentive Stock Option may not extend beyond ten years from the date of grant (or beyond five years, in the case of an Incentive Stock Option granted to a 10% or more stockholder of DST).

        Outside Director Awards.    Each Outside Director receives grants of DST Common Stock ("Automatic Stock Grants") and options to purchase DST Common Stock ("Automatic Options"). The Automatic Stock Grants and Automatic Options are made under the Stock Award Plan when the director first takes a position on the DST Board and on the date of each annual stockholders' meeting if he or she will continue to serve as a director immediately following such meeting. The Stock Award Plan gives the Stock Award Plan Committee the discretion to determine from time to time the size of the grants. The Automatic Options become exercisable as follows: 50% on the day preceding the date of the first annual stockholders' meeting after the date of grant of the option; an additional 25% on the day preceding the date of the second annual stockholders' meeting after the date of grant of the option; and the remaining 25% on the day preceding the third annual stockholders' meeting after the date of grant of the option, subject to earlier exercisability upon death, disability, retirement from the DST Board (after age 60 and 5 years service on the Board), or Change in Control of DST.

        Performance-Based Awards.    The Stock Award Plan provides that the grant, vesting or exercise of Restricted Stock or Performance Awards may be based on one or more of the following performance-based criteria or such other criteria as the Stock Award Plan Committee may determine: (i) attainment of a specified price per share of DST Common Stock; (ii) attainment of a specific rate of growth or increase in the amount of growth in the price per share of DST Common Stock; (iii) attainment of a specified level of earnings or earnings per share of DST Common Stock; (iv) attainment of a specified rate of growth or increase in the amount of growth of earnings or earnings per share of DST Common Stock; (v) attainment of a specified level of cash flow or cash flow per share of DST Common Stock; (vi) attainment of a specific rate of growth or increase in the amount of growth of cash flow or cash flow per share of DST Common Stock; (vii) attainment of a specified level of return on equity; (viii) attainment of a specific rate of growth or increase in the amount of growth of return on equity; (ix) attainment of a specified level of return on assets; or (x) attainment of a specified rate of growth or increase in the amount of growth of return on assets.

        Performance Awards may be paid in cash, DST Common Stock, Restricted Stock, Options or other property or any combination thereof as determined by the Stock Award Plan Committee at the time of payment. Such payment may be made in a single sum, in installments or deferred, as determined by the Stock Award Plan Committee. Except as otherwise determined by the Stock Award Plan Committee at the time of grant, upon termination of employment, all shares of Restricted Stock still subject to restriction will be forfeited by the participant and reacquired by DST.

        Deferrals of Awards.    Subject to the terms of the Stock Award Plan, the Stock Award Plan Committee may provide that the recipient of any Award, including a deferred Award, may receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents (which the Stock Award Plan Committee may deem to have been reinvested in additional shares of DST Common Stock or otherwise reinvested), with respect to the number of shares of DST Common Stock covered by an Award. The Stock Award Plan Committee may permit payment of a Performance Dividend Equivalent or any portion thereof or any other Award to be deferred by a participant until such time as the Stock Award Plan Committee may establish, subject to applicable requirements of the Internal Revenue Code.

        Limits on Awards.    Reload options and certain Awards made in connection with assumption of outstanding grants or substituted shares under outstanding grants of an acquired company are not counted toward the 30,000,000 shares authorized under the Stock Award Plan. No participant in the Stock Award Plan may be granted in any one year options, Limited Rights, Stock Appreciation Rights, Performance Shares or DST Common Stock, whether or not restricted, that together with all other such Awards granted under the Stock Award Plan in the same calendar year to such participant are in excess of 800,000 shares. Performance Units, including performance-based cash bonuses, for any year may not exceed 300% of a participant's annual base salary as of the first day of the year (or, if later, as of the date on which the participant becomes an Employee); provided, however, that no more than $1,000,000 of annual base salary may be taken into account for purposes of determining the maximum amount of Performance Units which may be granted in any calendar year to any participant. In accordance with the rules and procedures established by the Stock Award Plan Committee, the aggregate fair market value (determined as of the time of grant) of shares of DST Common Stock with respect to which Incentive Stock Options held by a participant are exercisable for the first time by such participant during any calendar year (and under any other plans of DST or of any parent or subsidiary corporation of DST as defined in Section 424 of the Internal Revenue Code) may not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Internal Revenue Code.

        Change in Control Provisions.    In the event of a Change in Control of DST, vesting of Awards (including options) will be automatically accelerated and all conditions on Awards will be deemed satisfactorily completed without any action required by the Stock Award Plan Committee. Such Award may then be exercised or realized in full on or before a date fixed by the Stock Award Plan Committee. The Stock Award Plan Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of DST.

        Amending the Stock Award Plan.    The DST Board may amend, alter, suspend, discontinue or terminate the Stock Award Plan. However, any such action that would materially impair the rights of a holder of an Award cannot be made without such holder's consent. The DST Board may consider for each amendment whether the approval of stockholders is desirable or is necessary for the amendment to be effective. The Stock Award Plan Committee is authorized, without a participant's consent, to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of events it deems to be unusual or non-recurring that affect DST or any Affiliate or the financial statements of DST or any Affiliate, or in recognition of changes in applicable law, regulations or accounting principles, whenever the Stock Award Plan Committee deems appropriate to prevent dilution or enlargement of benefits or potential benefits under the Stock Award Plan. In addition, the Stock Award Plan Committee has authority (but is not required), in the case of changes affecting the securities of DST or other unusual events (as the Stock Award Plan Committee determines), to make certain adjustments in the Stock Award Plan or in Awards in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Stock Award Plan.

        Adjustments in Shares.    In the event that the Stock Award Plan Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other securities or property), stock split, reverse stock split, merger, reorganization, consolidation, recapitalization, split-up, spin-off, repurchase, exchange of shares, issuance of warrants or other rights to purchase Shares or other DST securities or other transaction or event affects the Shares such that an adjustment is determined to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Stock Award Plan, then the Stock Award Plan Committee may: (i) make adjustments in the aggregate number and class of shares or property which may be delivered under the Stock Award Plan and may substitute other shares or property for delivery under the Stock Award Plan, including shares of another entity which is a party to any such merger, reorganization, consolidation or exchange of shares; and (ii) make adjustments in the number, class and option price of shares or property subject to outstanding Awards and Options granted under the Stock Award Plan, and may substitute other shares of property for delivery under outstanding Awards and Options, including shares of another entity which is a party to any such merger, reorganization, consolidation or exchange of shares. No adjustment shall be made with respect to Awards of Incentive Stock Options that would cause the Stock Award Plan to violate Section 422 of the Internal Revenue Code.

        Options, Stock Appreciation Rights, and Limited Rights.    With respect to options, the option exercise price must be at least equal to (and in the case of Automatic Options must be equal to) the fair market value of the underlying shares on the date of the grant; provided that (i) in the case of an option retroactively granted in tandem with or in substitution of another grant under the Stock Award Plan or another plan of DST, the option exercise price shall not be less than the option exercise price on the effective date of grant of such other award and (ii) in the case of an option granted in substitution of or as a result of assumption by DST of outstanding grants of an acquired company, the option exercise price shall be determined by the Stock Award Plan Committee. A Stock Appreciation Right may be granted to Participants either alone or in addition to other Awards granted under the Stock Award Plan and need not relate to a specific option granted. Subject to the terms of the Stock Award Plan, a participant receiving a Stock Appreciation Right will have the right to receive upon exercise thereof an amount equal to the excess of the fair market value of one share of DST Common Stock on the date of exercise, or (except with respect to an Incentive Stock Option) at any time during a specified period before or after the date of exercise as determined by the Stock Award Plan Committee, over the grant price of the right, multiplied by the number of shares of DST Common Stock as to which the participant is exercising the right. The grant price will be as specified by the Stock Award Plan Committee, but will not be less than the fair market value of one share of DST Common Stock on the date of grant of the right, or, in the case of any Stock Appreciation Right retroactively granted in tandem with or in substitution for another Award or any outstanding award under any other plan of DST, on the date of grant of such other Award or award. Stock Appreciation Rights related to options are exercisable only to the extent the related option is exercisable. Limited Rights, however, may be granted to participants only with respect to an option granted under the Stock Award Plan or another plan of DST. Subject to the terms of the Stock Award Plan, a participant receiving a Limited Right granted under the Stock Award Plan will have the right to receive upon exercise thereof an amount equal to the excess of the fair market value of one share of DST Common Stock on the date of exercise or, if greater, and only with respect to any Limited Right related to an option other than an Incentive Stock Option the highest price per share of DST Common Stock paid in connection with any Change in Control of DST, over the option price of the related option, multiplied by the number of shares of DST Common Stock as to which the recipient is exercising the Limited Right. Limited Rights are exercisable only to the extent the related option is exercisable and only during the three-month period immediately following a Change in Control of DST, and any option related to a limited right is no longer exercisable to the extent the related Limited Right has been exercised.

        Option Federal Income Tax Consequences.    The United States federal income tax consequences of the issuance and exercise of options under the Stock Award Plan are summarized below. The summary is based on federal income tax laws in effect as of the date hereof. The summary does not constitute tax advice and, among other things, does not address possible state, local or foreign tax consequences.

        The grant of an option will have no immediate tax consequences for the grantee or DST. In general, the grantee will have no taxable income upon the exercise of an Incentive Stock Option if the applicable Incentive Stock Option holding period is satisfied (except that the alternative minimum tax may apply) and DST will have no deduction upon exercise of the Incentive Stock Option. Upon exercising a Non-Qualified Stock Option, the grantee will recognize ordinary income in an amount equal to the difference between the fair market value on the date of exercise of the stock acquired on exercise and the option exercise price; DST will be entitled to a deduction in the same amount, subject to the possible applicability of the Deduction Limitation. Generally, there will be no tax consequence to DST in connection with a disposition of shares acquired on exercise of an option, except that DST may be entitled to a deduction upon disposition of shares acquired on exercise of an Incentive Stock Option before the applicable holding period has been satisfied.

        Under current rulings of the Internal Revenue Service, a grantee who pays the exercise price for an option with DST Common Stock does not recognize gain or loss with respect to the disposition of the stock transferred in payment of the option price. However, the grantee normally will recognize ordinary income upon the exercise of a Non-Qualified Stock Option in the manner discussed above. The grantee's basis in a number of acquired shares equal to the number surrendered will be the same as the grantee's basis in the surrendered shares; the grantee's basis in any additional option shares will be equal to the amount of income the grantee recognizes upon exercise of the option.

        Option Grant Information.    The following options to purchase DST Common Stock have been granted prior to March 1, 2002 under the Stock Award Plan to the following individuals and groups:

Name and Position	Number of Options*
Thomas A. McDonnell (director nominee) President and Chief Executive Officer	2,514,617
Thomas A. McCullough Executive Vice President and Chief Operating Officer	1,226,540
Charles W. Schellhorn President of DST Output; President of Argus	876,734
Donald J. Kenney President and Chief Executive Officer of EquiServe	150,000
J. Michael Winn Managing Director of DSTi	324,000
M. Jeannine Strandjord (director nominee)	93,230
Current Executive Officers as a Group (12 persons)	7,058,921	**
Current Non-Employee Director Group (4 persons)	370,770	***
Current Non-Executive Officer Employee Group (approximately 1,300 persons)	15,719,223

*
Some of these options have been exercised or forfeited.

**
Includes number of options granted to the executive officers listed individually in the table.

***
Includes number of options granted to M. Jeannine Strandjord, who is the only non-employee director listed individually in the table.

No associate of any director or executive officer of DST has received any options, except for one executive officer's spouse, an employee of DST who prior to March 1, 2002 has been granted options to purchase 16,873 shares of DST Common Stock under the Stock Award Plan.

THE DST BOARD RECOMMENDS THAT YOU VOTE "FOR" AMENDMENT
TO STOCK AWARD PLAN TO INCREASE AUTHORIZED SHARES AND REAPPROVAL OF PLAN
SECTION 8 UNDER INTERNAL REVENUE CODE SECTION 162(m)

THE BOARD OF DIRECTORS

        Information About Present Directors.    In addition to the Board Nominees, who are described under the Proposal, the following individuals are also on the DST Board for a term ending on the date of the annual meeting of stockholders in the year indicated.

  Directors Whose Terms Expire at the Annual Meeting of Stockholders in 2003

        James C. Castle, Ph.D., age 65, has been Chairman and Chief Executive Officer of DST of California (formerly USCS International, Inc.) since August 1992. Dr. Castle has been a member of the DST Board since December 21, 1998, when DST acquired USCS International, Inc. Dr. Castle is a director of ADC Telecommunications, Inc. and The PMI Group, Inc. Dr. Castle has advised DST he intends to retire as an officer of DST of California April 30, 2002, and that he also intends to retire from the DST Board on that date.

        Thomas A. McCullough, age 59, has served as a director of DST since 1990. He has served as Executive Vice President of DST since April 1987 and as Chief Operating Officer since May 2001. His responsibilities include full-service mutual fund processing, remote service mutual fund client servicing, Automated Work Distributor products, information systems, securities transfer, product sales and marketing, and DST's Winchester Data Center. Since September 2000, he has served as Chairman and Chief Executive Officer of Boston Financial Data Services, Inc. ("BFDS"), which is a joint venture of State Street Corporation ("State Street") and DST.

        William C. Nelson, age 64, has served as a director of DST since January 1996. In March 2001, he became Chairman of George K. Baum Asset Management. In March 2000, Mr. Nelson retired from his positions as President, Kansas City Region, of Bank of America, N.A. and as Chairman of Bank of America Mid-West. Mr. Nelson had served since June 1988 as an executive officer of banks acquired by Bank of America. He is a director of Great Plains Energy, Inc.

  Directors Whose Terms Expire at the Annual Meeting of Stockholders in 2004

        A. Edward Allinson, age 67, has served as a director of DST from 1977 to November 1990 and from September 1995 to present. He was an Executive Vice President of State Street Bank and Trust Company ("State Street Bank") and an Executive Vice President of State Street, the parent company of State Street Bank, from March 1990 through December 1999. From December 1999 through his retirement in October 2000, he served as the Chief Executive Officer and Chairman of the Board of EquiServe Limited Partnership. He is also a director of Kansas City Southern Industries, Inc. ("KCSI").

        Michael G. Fitt, age 70, has served as a director of DST since September 1995. He was Chief Executive Officer and Chairman of Employers Reinsurance Corporation ("ERC") from 1980 through 1992 and its President from 1979 through October 1991. He retired from ERC in 1992. He is also a director of KCSI.

  Board of Directors' Meetings and Standing Committees.

        Meetings.    The DST Board met seven times in 2001. The DST Board has established two standing committees: the DST Audit Committee and the DST Compensation Committee. In December 2001 it appointed a nominating committee to serve through the May 14, 2002 stockholders meeting. During 2001, the DST Audit Committee held four meetings and the DST Compensation Committee held thirteen meetings. Each director except Mr. Argyros was present for at least 75% of the sum of the number of Board meetings plus the number of meetings of committees on which such director served.

        DST Audit Committee.    The DST Audit Committee is comprised of directors who meet the NYSE's standards of independence. The DST Audit Committee's primary responsibilities are to oversee the internal and external audit functions of DST and to meet with and consider suggestions from members of management, the internal audit staff, and DST's independent accountants concerning the financial operations of DST. The DST Audit Committee also reviews audited financial statements of DST and considers and recommends the appointment of, and approves the fee arrangement with, independent accountants and auditors for audit, advisory, and consulting services. Those responsibilities and other functions of the Audit Committee are set forth in a charter of the DST Audit Committee adopted by the DST Board. Members of the DST Audit Committee are Ms. Strandjord and Messrs. Fitt and Nelson. The DST Board appoints the members of the DST Audit Committee to serve staggered three-year terms. The DST Audit Committee Report is set forth herein.

        DST Compensation Committee.    The DST Compensation Committee's primary responsibilities are to make determinations with respect to salaries and bonuses of and other compensation arrangements with DST officers and to administer the officers' compensation plans and the Stock Award Plan. Members of the DST Compensation Committee are Ms. Strandjord and Messrs. Fitt and Nelson. The DST Board appoints the members of the DST Compensation Committee to serve one-year terms. The DST Compensation Committee Report on Executive Compensation is set forth herein.

        Compensation Committee Interlocks and Insider Participation; Certain Business Relationships.    Thomas A. McCullough, Director and Executive Vice President and Chief Operating Officer, serves on the Board of Directors of BFDS and as a member of that board's Executive Committee. Since September 2000, Mr. McCullough has also served as Chairman and Chief Executive Officer of BFDS. Although the BFDS Board of Directors Executive Committee performs certain functions equivalent to those of a compensation committee, Mr. McCullough does not receive compensation from BFDS for serving as an officer or director of BFDS. BFDS uses DST's mutual fund system and services as a remote client of DST. Certain subsidiaries of DST provide printing, mailing and other services to BFDS. For 2001, DST and its subsidiaries had revenues of $116,375,743 from BFDS and its subsidiaries.

        Compensation of Outside Directors.    Outside Directors receive a fee of $4,000 for each meeting of the DST Board that they attend in person and a fee of $500 for each board meeting in which they participate by telephone. Outside Directors who are members of a DST Board committee receive a fee of $2,000 for each meeting of the committee that they attend in person and a fee of $500 for each committee meeting in which they participate by telephone. Outside Directors are reimbursed for their reasonable travel expenses in attending a meeting.

        The Outside Directors may defer their compensation under the Directors' Deferred Fee Plan, a non-qualified deferred compensation plan adopted September 19, 1995. Under the plan, directors who receive fees from DST may make an annual election to defer all or a part of any fees earned during the next calendar year. Each participant's account will be credited with the amount of fees deferred. The account will be adjusted annually by a rate of return on a hypothetical investment selected by the participant among certain participant-elected investment choices allowed by the plan, or, if investment choices are not elected as to all or a portion of the account, by an interest factor equal to a rate of return selected by DST as provided in the plan. The benefits become distributable after termination of service as a director or in certain other circumstances as approved by the DST Compensation Committee. Fees to some directors previously deferred under an earlier plan, which terminated effective August 31, 1995, continue to be deferred and adjusted and will be distributed in accordance with such earlier plan.

        Each Outside Director receives Automatic Stock Grants and Automatic Options, as further described in the Proposal 2 section herein. In 2001 each Outside Director received Automatic Stock grants for 500 shares and Automatic Options to purchase 4,000 shares. Automatic Options granted after April 2001 are reloadable, which means replacement options ("Replacement Options") are granted if (a) the options are exercised by surrendering shares of DST Common Stock, (b) by the date of exercise the fair market value of DST Common Stock has increased by a certain percentage over the exercise price, and (c) upon exercise the director has continuously served on the DST Board since the option grant date.

        Beginning February 28, 2001, and continuing through September 30, 2003, Outside Directors may receive grants of options to purchase DST Common Stock ("Matching Options") under the Matching Stock Option Grant Program described in the DST Compensation Committee Report on Executive Compensation herein. The DST Compensation Committee bases the grant of Matching Options to Outside Directors on the same factors considered in making grants to other participants. The vesting, reload, change of control and term provisions of the Matching Options are the same as the Matching Options granted to other participants in the program. The options terminate early if a director ceases board membership for reasons other than death, disability or retirement from the DST Board.

AUDIT MATTERS

DST Audit Committee Report

        The DST Audit Committee reviewed DST's consolidated financial statements with management and DST's independent accountants. The DST Audit Committee received management's representation and the opinion of the independent accountants that DST's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The DST Audit Committee also discussed with DST's independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

        DST's independent accountants provided the DST Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the DST Audit Committee discussed with the independent accountants the independence of their firm.

        Based upon such review and discussions, the DST Audit Committee recommended that the DST Board include the audited consolidated financial statements in DST's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission ("SEC").

THE DST AUDIT COMMITTEE

Michael G. Fitt
William C. Nelson
M. Jeannine Strandjord

        DST's Independent Accountants.    PricewaterhouseCoopers LLP served as DST's independent accountants as of and for the year ended December 31, 2001. As such, PricewaterhouseCoopers LLP performed professional services in connection with the audit of the consolidated financial statements of DST and the review of reports filed with the SEC. In addition, PricewaterhouseCoopers LLP reviewed control procedures of the mutual fund processing system of DST and provided certain other accounting, auditing and tax services to DST and certain of its subsidiaries.

        PricewaterhouseCoopers LLP fees during 2001 were as follows:

        Audit Fees.    Fees for financial statement audits were approximately $613,056.

        Financial Information Systems Design and Implementation Fees.    Fees related to financial information systems design and implementation were approximately $259,437. The DST Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

        All Other Fees.    Fees related to all other services were approximately $2,250,791. Of this amount, approximately $204,125 was for financial statement audits of DST subsidiaries and employee benefit plans, approximately $438,591 was for attest services relating to Statement of Auditing Standards No. 70 audits and general controls reviews, approximately $201,457 was for miscellaneous accounting consultations, and approximately $1,406,618 was for international and domestic tax planning and tax compliance services, transfer pricing studies and expatriate compliance. The DST Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

        The DST Audit Committee recommended, and the DST Board selected, the firm of PricewaterhouseCoopers LLP to serve as independent accountants to audit the consolidated financial statements of DST as of and for the year ended December 31, 2002. Although the DST Board has selected PricewaterhouseCoopers LLP, the DST Board nonetheless may, in its discretion, retain another independent accounting firm at any time during the year if it concludes that such change would be in the best interest of DST and its stockholders.

        Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire and be available to respond to appropriate questions.

EXECUTIVE COMPENSATION MATTERS

DST Compensation Committee Report on Executive Compensation

        Compensation Principles.    The DST Compensation Committee determined the base salaries for DST executive officers (the "DST Officers") on the basis that such salaries be fair, reasonable and competitive. The DST Compensation Committee based other components of the compensation packages for the DST Officers on the principles that compensation for DST officers should be competitive and that such executive officers should be encouraged to have long-term ownership in DST and should be rewarded if DST stockholders experience an increase in the value of DST Common Stock.

        Overview of 2001 Compensation.    The compensation of DST Officers for 2001 consisted of base salary and awards issued pursuant to the Stock Award Plan. The Stock Award Plan allows the granting of Restricted Stock, stock options and other forms of incentive compensation to DST Officers. For 2001, the awards granted to DST Officers under the Stock Award Plan were cash bonuses, Restricted Stock, and options to purchase DST Common Stock. The DST Officers also participated during 2001 in certain other benefits available generally to DST officers and employees so that their base compensation packages for 2001 were competitive with compensation packages of other companies.

        Determination of 2001 Compensation.    In determining target levels of base salary and of total cash compensation and the types of awards to grant, the DST Compensation Committee considered the recommendations of an independent compensation consultant and analyzed data provided by the consultant. The consultant updated earlier surveys of comparable position compensation data and of proxy statement executive compensation data. The proxy statement data were from fourteen companies, five of which are in the peer group shown in the Stock Performance Graph contained in this Proxy Statement, and the remainder of which the compensation consultant and the DST Compensation Committee believed were comparable in size, scope or complexity to DST or were in industries or businesses in which DST competes for customers or from which it would typically recruit executives. The DST Compensation Committee focused on the information in the surveys about officers with positions and responsibilities similar to each DST Officer.

        The DST Compensation Committee took the following actions with respect to each component of the compensation packages:

        Base Salaries.    Mr. Kenney's base salary was determined prior to DST's acquisition of EquiServe. The DST Compensation Committee determined the base salaries of the other DST Officers. With the advice of the independent compensation consultant, the DST Compensation Committee set the target for each such officer's base salary to be in approximately the 50th percentile of compensation levels for comparable positions shown in the surveys. For 2001, the DST Compensation Committee increased base salaries of certain DST Officers whose base salaries fell below the 50th percentile based on the updated survey data. The DST Compensation Committee also examined the responsibilities of individual DST Officers in relation to the market and to each other and made adjustments where it deemed appropriate. In some instances, base salaries vary from the 50th percentile of survey compensation levels.

        Cash Bonuses and Equity Awards.    As described in the section Other Compensation Plans and Arrangements herein, J. Michael Winn, Managing Director of DSTi, received a cash bonus for 2001, the amount of which was tied to DSTi's pretax earnings. The cash bonus for 2001 for Donald J. Kenney, President and Chief Executive Officer of EquiServe, was an amount set by EquiServe in offering employment to him. The bonuses for other DST Officers were made under the Executive Incentive Plan which was adopted pursuant to and as an implementation of the Stock Award Plan. The bonuses under such plan were based on a percentage of salary and depended 50% on the achievement of cumulative threshold, target or maximum goals and 50% on the achievement of annual threshold, target or maximum goals. The cumulative goal was the achievement by DST of certain diluted earnings per share amounts over a three-year period. For a participant who is an employee of DST's Output Solutions or Customer Management business segments, the 2001 annual goal was the achievement by the applicable business segment of certain pretax earnings. For all other participants, the 2001 annual goal was the achievement by DST of a certain consolidated diluted earnings per share. Such goals ("Goals") were established by the DST Compensation Committee prior to the beginning of 2001.

        The DST Compensation Committee determined the percentage of each DST Officer's salary (other than Messrs. Kenney and Winn) to be awarded for 2001 at each level of Goals met by DST. The range of minimum percentages of base salary which could be awarded to officers other than Mr. McDonnell for 2001 if Goals were met was from 40% to 65%, and the range of maximum percentages was 120% to 195%. In establishing the ranges, the DST Compensation Committee set the target for each DST Officer's total cash compensation to be in the 75th percentile of the updated survey information, if DST met certain performance criteria.

        Under the Executive Incentive Plan for all DST Officers (other than Messrs. Kenney and Winn), incentive compensation awarded if DST exceeds the threshold Goal consists of a combination of cash and an award ("Equity Award") in the form of either Restricted Stock or stock options ("Equity Award Options"), as selected by each DST Officer. If the threshold Goal is met but not exceeded, all of the incentive bonus is paid in cash; for that portion of the bonus attributable to performance above the threshold Goal, 50% of the bonus is paid in cash and 50% is paid in the form of one of the two types of Equity Award.

        If Restricted Stock is selected by the DST Officer, the number of shares of Restricted Stock is determined by dividing the dollar amount of the portion of the bonus to be paid in the form of an Equity Award by the average of the highest and lowest reported sales of DST Common Stock on the NYSE on the date of the grant. If Equity Award Options are selected, the number granted is three times the number of shares of Restricted Stock that would have been granted to the DST Officer had he or she selected such stock for the Equity Award. Restricted Stock is subject to forfeiture if the DST Officer terminates employment (for reasons other than retirement, disability, death or termination of employment without cause) prior to the first day of the fourth fiscal year after the plan year for which the incentive award was granted, on which day the restrictions are released. The restrictions are earlier released upon retirement, disability, death, termination of employment without cause or change in control of DST (as defined in the Executive Incentive Plan). Equity Award Options become exercisable on the last day of the third calendar year following the calendar year for which the bonus allocated to the option was earned, subject to becoming exercisable earlier on retirement, death, disability, termination of employment without cause, or change of control of DST (as defined in the Stock Award Plan). The options terminate early upon voluntary termination of employment or termination of employment with cause.

        The Executive Incentive Plan provides that no participant may receive an incentive award greater than 300% of such participant's base salary as of the beginning of the plan year. Additionally, the aggregate value of all incentive awards for a calendar year under the Executive Incentive Plan may not exceed 10% of DST's pre-tax income for that year.

        Other Stock Options.    In addition to any Equity Award Options DST Officers received for 2001 compensation, DST Officers (other than Mr. Kenney) also continued participation in the Matching Stock Option Grant Program. The program is under the Stock Award Plan and allows participants to become eligible for grants of Matching Options if they acquire and hold DST Common Stock. The acquisitions of DST Common Stock upon which Matching Options are granted must be through either exercises of non-reloadable options or open market purchases. Each grant is at the discretion of the DST Compensation Committee which considers the history of a participant's acquisition and retention of DST Common Stock from the date the program applied to the participant through the date the grant is considered. The number of Matching Options granted is based on the number of shares of DST Common Stock acquired ("Newly Acquired Shares"), and vesting is tied to retention of the Newly Acquired Shares for a three year period. Matching Options for DST Officers have a reload feature, which means Replacement Options are granted if (a) Matching Options are exercised by surrendering shares of DST Common Stock, (b) by the date of exercise the fair market value of the DST Common Stock has increased by a certain percentage over the exercise price, and (c) upon exercise the optionee has been continuously employed by DST or an affiliate of DST as described in the Stock Award Plan since the option grant date. The Matching Stock Option Grant Program began in May 2000 and (except for the Outside Directors and Messrs. McDonnell and McCullough) will end in January 2003.

        In February 2000, DST Officers (other than Mr. Kenney) received upfront grants of options to purchase DST Common Stock ("Upfront Options") to replace three years (2000, 2001 and 2002) of annual option grants that the DST Compensation Committee had traditionally granted. The Upfront Options have the same reload feature as Matching Options. The vesting and term of the Upfront Options was tied to a DST earnings per share goal. The number of Upfront Options granted was based on the number of options granted in 1999 ("Base Amount"). With advice from an independent compensation consultant, the DST Compensation Committee had derived the Base Amount for 1999 by analyzing the application of option pricing models and other valuation techniques to stock option data in the surveys of the independent compensation consultant and by considering the responsibility level of each officer receiving an option award and the total number of options previously granted to each such officer. For purposes of the upfront grant, the Base Amount for each DST Officer was multiplied by three (because the grant replaces for three years traditional annual grants) and then such number was reduced at the recommendation of the consultant to take into account the benefits of the Matching Stock Option Grant Program and of the reload feature of Matching and Upfront Options.

        In April 2001, following DST's acquisition of a controlling equity interest in Equiserve, Mr. Kenney received an upfront grant of options ("Kenney Upfront Options") to purchase DST Common Stock to replace for three years (2001, 2002, and 2003) the annual option grant that the DST Compensation Committee has traditionally granted DST Officers. The number of Kenney Upfront Options was based on the terms of an EquiServe offer of employment to Mr. Kenney, and the DST Compensation Committee believes the number reflects Mr. Kenney's level of responsibility.

        The DST Compensation Committee believes that Matching Options, Upfront Options and Kenney Upfront Options, and the reload features of each, encourage equity ownership in DST by DST Officers. DST Officers are incented to increase the value of DST Common Stock because (a) they are likely to increase their ownership and retention of DST Common Stock as a result of the Matching Stock Option Grant Program, (b) the vesting and term of Upfront Options is tied to achieving an earnings per share goal, and (c) the granting of Replacement Options as a result of the reload feature is tied to an increase in the fair market value of DST Common Stock.

        Compensation of the Chief Executive Officer.    The DST Compensation Committee determined Mr. McDonnell's base salary of $575,000 in the same manner it determined the salaries of other DST Officers. McDonnell's base salary is currently below the 50th percentile of survey compensation levels.

        Under the Executive Incentive Plan, Mr. McDonnell's threshold, target and maximum incentive awards for 2001 were set at 80%, 160% and 240% of his base salary, respectively, if DST attained its threshold, target or maximum Goals. The DST Compensation Committee set such levels, which are at approximately the 75th percentile of incentive award levels in the survey data, in recognition of Mr. McDonnell's responsibilities and to provide incentives tied to DST's financial performance.

        The Upfront Options awarded to Mr. McDonnell in 2000 and the Matching Options awarded to Mr. McDonnell for 2001 compensation have the same terms, respectively, as the Upfront Options and Matching Options awarded the other DST Officers. The number of Upfront Options Mr. McDonnell received in 2000 was determined as described above, and the number of Matching Options he received in 2001 was based on his Newly Acquired Shares.

        Deductibility of Compensation.    Code Section 162(m) limits a public company's deduction for federal income tax purposes of compensation expense in excess of $1 million paid to the executive officers named in the company's summary compensation table. Performance-based compensation which meets the requirements of Code Section 162(m) is excluded from the compensation subject to the Deduction

Limitation. The DST Compensation Committee believes DST has taken the steps required to exclude from calculation of the $1 million compensation expense limitation any performance-based awards granted under the Stock Award Plan to the executive officers listed in the Summary Compensation Table in this proxy statement.

THE DST COMPENSATION COMMITTEE
Michael G. Fitt
William C. Nelson
M. Jeannine Strandjord

Stock Performance Graph

        The following graph shows the changes in value since December 31, 1996 of an assumed investment of $100 in: (i) DST Common Stock; (ii) the stocks that comprise the S&P 400 MidCap index1; and (iii) the stocks that comprise a peer group of companies2. The table following the graph shows the dollar value of those investments as of December 31, 2001. The value for the assumed investments depicted on the graph and in the table has been calculated assuming that cash dividends, if any, are reinvested at the end of each quarter in which they are paid.

	December 31, 1996	December 31, 1997	December 31, 1998	December 31, 1999	December 31, 2000	December 31, 2001
DST Common Stock Value	100.00	136.05	181.87	243.23	427.09	317.77
S&P 400 MidCap Index Value	100.00	132.25	157.52	180.71	212.35	196.42
Peer Group Value	100.00	112.33	142.23	183.78	219.09	253.18
1
Standard & Poor's Corporation, an independent company, prepares the S&P 400 MidCap Index.

2
This index is based upon a group of comparable companies in DST's industry comprised of: Automatic Data Processing, Inc.; Bisys Group, Inc.; First Data Corporation; Fiserv, Inc.; SunGard Data Systems, Inc., and MYND Corp. (through December 31, 2000, the date it was acquired by Computer Sciences Corporation).

Summary Compensation Table

        The following table sets forth for the calendar years indicated the total compensation paid to or for the account of the Chief Executive Officer ("CEO") of DST and the four executive officers other than the CEO receiving the highest totals of salary and cash bonus for 2001 (collectively, the "Named Officers").

Long Term Compensation

		Annual Compensation		Awards

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)[1]	Number of Securities Underlying Options/SARs[2]	All Other Compensation($)[3]

Thomas A. McDonnell President and Chief Executive Officer of DST	2001 2000 1999	575,000 500,000 500,000	920,000 700,000 735,000	0 0 315,000	623,860 574,137 200,000	108,300 86,369 82,414
Thomas A. McCullough Executive Vice President and Chief Operating Officer of DST	2001 2000 1999	475,000 400,000 400,000	617,500 400,000 420,000	304,825 202,150 180,000	259,720 304,390 120,000	79,058 57,449 50,376
Charles W. Schellhorn President of DST Output; President of Argus	2001 2000 1999	340,000 340,000 300,000	340,000 272,000 252,000	167,830 0 108,000	252,055 225,859 60,000	49,029 43,857 31,615
Donald J. Kenney[4] President and Chief Executive Officer of EquiServe	2001 2000 1999	262,500 — —	337,500 — —	0 — —	150,000 — —	2,125 — —
J. Michael Winn Managing Director of DSTi	2001 2000 1999	240,009 246,345 242,730	381,614 356,080 385,941	0 0 0	0 80,000 40,000	54,702 56,746 55,323
1
The Restricted Stock Grant Table following this table gives additional information about the restricted stock awards.

2
For all the Named Officers other than Mr. Kenney, the numbers shown in this column (a) reflect the adjustment to options that occurred as a result of the two-for-one split of DST Common Stock in the form of a dividend of one share of DST Common Stock for every share held of record on October 6, 2000 ("October 2000 Two-for-One Stock Split) and (b) for 2001 include (i) Equity Award Options granted in February 2002 for 2001 awards, (ii) Matching Option Grants during 2001 under the Matching Stock Option Grant Program, and (iii) Reload Replacement Option grants during 2001, all as described herein in the DST Compensation Committee Report on Executive Compensation. For Mr. Kenney, the number of options to purchase DST Common Stock shown for the year 2001 consists of the Kenney Upfront Options described in the DST Compensation Committee Report on Executive Compensation.

3
All other compensation for Messrs. McDonnell, McCullough, and Schellhorn for 2001 is comprised of (i) employer matching contributions to their respective accounts under the DST 401(k) of $5,100; (ii) employer discretionary profit sharing contributions to their respective accounts under the DST 401(k) of $6,800; and (iii) respective contributions of $96,400, $67,158, and $37,128 to their accounts under the DST Systems, Inc. Supplemental Executive Retirement Plan ("Executive Retirement Plan"). All other compensation for 2001 for Mr. Schellhorn also includes a grant of 15 shares of DST Common Stock under the DST Systems, Inc. 1991 Stock Bonus Plan, Amended and Restated as of August 16, 1999 ("DST Stock Bonus Plan"), under which employees receive stock awards based upon years of service with DST. The closing price of DST Common Stock on the NYSE on the date of the grant under the DST Stock Bonus Plan to Mr. Schellhorn was $41.875. All other compensation for

  Mr. Kenney for 2001 is comprised of a credit of $1,590 to his account under the EquiServe L.P. Cash Balance Retirement Plan ("EquiServe Retirement Plan"), and a payment of $535 in term life insurance premiums. All other compensation for Mr. Winn for 2001 is comprised of a contribution of $38,225 to his qualified retirement plan account, a payment of $14,150 for amounts Mr. Winn could not contribute to such account as a result of statutory limits, and $2,372 in term life insurance premiums.

4
The amounts shown for Mr. Kenney in the Annual Compensation and All Other Compensation columns reflect compensation paid to him after March 30, 2001 when DST acquired a controlling equity interest in Equiserve.

Restricted Stock Grant Table

        The following table shows information about grants of Restricted Stock to the Named Officers other than Messrs. Kenney and Winn, who did not receive Restricted Stock as part of compensation for 1998 through 2001. The numbers in the following table include shares received as a result of the October 2000 Two-for-One Stock Split. Mr. McCullough and Mr. Schellhorn each selected Restricted Stock for their 2001 Equity Award, and the number of shares granted to each of them equals the dollar amount of the portion of his bonus to be paid in the form of an Equity Award divided by the average of the highest and lowest reported sales of DST Common Stock on the NYSE on the date of grant. The restrictions on and the transferability of the stock are described herein in the DST Compensation Committee Report on Executive Compensation and in the section Other Compensation Plans and Arrangements. Holders of the Restricted Stock have the right to vote such stock and to receive any dividends or other distributions with respect to such stock.

		Total Restricted Stock Granted for 1998, 1999 and 2000 Compensation and 12/31/01 Market Value		Number of Such Shares on Which Restrictions Have Lapsed[1]
	Restricted Stock Granted in 2002 for 2001 Compensation				Date Restrictions Will Lapse if Shares are Not Forfeited and Number of Shares

		Total Shares	Market Value ($)
Named Officer					1/1/2003	1/1/2004	1/1/2005

Thomas A. McDonnell	0	19,694	981,746	19,694	—	—	—
Thomas A. McCullough	7,256	15,184	756,922	15,184	—	—	7,256
Charles W. Schellhorn	3,995	7,236	360,715	3,388	3,848	—	3,995
1
The restrictions on certain of such shares lapsed pursuant to a provision in the employment agreements of Messrs. McDonnell and McCullough, as described in the Employment Agreements section herein.

Option/SAR Grants in Last Fiscal Year

        The following table sets forth information about the options to acquire DST Common Stock granted the Named Officers during 2001.

Name	Number of Securities Underlying Options/SARs Granted[1]	Percent of Total Options/SARs Granted to Employees in Fiscal Year[2]	Exercise or Base Price ($/Sh)[1]	Expiration Date[1]	Grant Date Present Value($)[3]

Thomas A. McDonnell	17,397 264,250 25,250 301,930	.43 6.56 ..63 7.49	60.35 45.75 54.14 43.935	2/28/11 See note 1 See note 1 See note 1	543,308 9,098,128 919,605 10,428,662
Thomas A. McCullough	94,420 16,890 148,410	2.34 ..42 3.68	45.75 54.14 43.935	See note 1 See note 1 See note 1	3,250,881 615,134 5,126,081

Charles W. Schellhorn	6,759 115,770 5,850 66,294 55,391 8,570	..17 2.87 ..15 1.65 1.37 ..21	60.35 45.75 54.14 42.90 42.90 43.935	2/28/11 See note 1 See note 1 See note 1 See note 1 See note 1	211,084 3,985,961 213,057 2,121,408 1,789,683 296,008

Donald J. Kenney	150,000	3.65	46.86	4/10/11	5,044,500

J. Michael Winn	0	0	—	—	—

1
The options granted for 2001 compensation consist of Equity Award Options, Replacement Options, Kenney Upfront Options and Matching Options, each category of which is described below and in the DST Compensation Committee Report on Executive Compensation:

a.
Equity Awards Options.    The $60.35 options granted to Messrs. McDonnell and Schellhorn are their Equity Award Options for 2000. They have a reload feature and become exercisable December 31, 2003, subject to earlier exercisability upon a change in control of DST, retirement, death, disability or termination of employment by DST without cause. They have a term of ten years from the date of grant but terminate earlier as a result of voluntary termination of employment or termination of employment with cause.

b.
Replacement Options.    The $42.90 options granted to Mr. Schellhorn are Replacement Options. They have a reload feature and become exercisable one year from the date of grant, subject to earlier exercisability upon a change in control of DST. They have the same term as the original option grants Mr. Schellhorn reloaded but terminate earlier as a result of termination of employment, disability or death.

c.
The Kenney Upfront Options.    The $46.86 Kenney Upfront Options become exercisable in one-third increments on each of the first three anniversaries of the grant date, subject to earlier exercisability upon a change of control of DST. They have a reload feature. They terminate earlier than their ten year term for reasons of termination of employment, disability or death.

d.
Matching Options.    The remaining options in the table are reloadable Matching Options. They become exercisable in three years and have a term of ten years if the Newly Acquired Shares upon which the matching grant was based are held for three years; otherwise, the options become exercisable in seven years and have a term of seven years and sixty days. They are earlier exercisable upon a change in control of DST. They are subject to earlier termination upon termination of employment, disability, or death.

  The exercise price of each option granted in 2001 is equal to the average of the high and low price of DST Common Stock on the NYSE on the date of the grant, and the Named Officers may pay the exercise price in cash or, subject to certain restrictions, with DST Common Stock. They may satisfy their minimum statutory tax withholding obligations by authorizing DST to withhold shares of DST Common Stock which would otherwise have been issuable on exercise, and, subject to certain restrictions, they may have additional shares withheld for withholding above the minimum requirement. Change in control of DST is defined in the Stock Award Plan, and in such event certain limited rights related to the options also become immediately exercisable.

2
Options for a total of 4,029,471 shares of DST Common Stock were granted in 2001.

3
In accordance with SEC rules, the Black-Scholes option pricing model was chosen to estimate the Grant Date Present Value of the options set forth in this table. DST's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of the stock price. The assumptions used to determine Grant Date Present Value varied depending on the date of the grant and on the type of grant. Each option granted was valued based on the assumption that the optionee held the option for the entire applicable term. Assumptions of volatility ranged from 45.43% to 48.75% (based on the daily average closing fair market value of DST Common Stock over the preceding calendar year), and assumptions of the risk free rates of return rate ranged from 4.22% to 5.32% (United States Government Zero Coupon Bonds on dates of grant with a nine to ten year maturity). Each determination assumed a dividend yield of 0%. No adjustments were made for non-transferability or risk of forfeiture of the options. The real value of the options in this table depends upon the actual performance of DST Common Stock during the applicable period and upon the date the options are exercised.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

        The following table gives aggregated information about the Named Officers' exercises during 2001 of options to purchase DST Common Stock and shows the number and value of their exercisable and unexercisable options at December 31, 2001, DST's fiscal year end.

			Number of Securities Underlying Unexercised Options/SARs At December 31, 2001 ($)
					Value of Unexercised In-the-Money Options/SARs At December 31, 2001 ($)
	Shares Acquired on Exercise (#)
		Value Realized ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas A. McDonnell*	901,591	27,507,290	545,414	765,567	11,818,262	3,666,087
Thomas A. McCullough	374,814	12,001,094	411,943	324,110	9,081,417	1,651,253
Charles W. Schellhorn	335,191	7,935,728	78,221	336,734	1,789,973	1,764,210
Donald J. Kenney	0	0	0	150,000	0	490,500
J. Michael Winn	0	0	140,000	0	3,091,944	0

*
Mr. McDonnell also realized $5,222,540 from the exercise of options to purchase Stilwell Financial, Inc. stock he had been awarded as a result of his employment as a DST Officer by the Compensation and Organization Committee of the KCSI Board of Directors prior to KCSI's initial public offering of DST Common Stock on October 31, 1995.

        Employment Agreements.    All of the Named Officers other than Mr. Kenney have employment agreements. An agreement between DST and Thomas A. McDonnell (the "McDonnell Agreement") dated as of January 1, 2001 provides for employment at the base salary set by the DST Compensation Committee and subject to upward adjustment. The McDonnell Agreement is effective through December 31, 2005, unless earlier terminated as provided in the agreement. An agreement between DST and Thomas A. McCullough (the "McCullough Agreement") dated as of January 1, 2001 provides for employment at the base salary set by the DST Compensation Committee and subject to upward adjustment. The McCullough Agreement is effective through December 31, 2003, unless earlier terminated as provided in the agreement. An agreement between DST and Mr. Schellhorn dated as of April 1, 1992 and amended as of October 9, 1995 (the "Schellhorn Agreement"), provides for Mr. Schellhorn's employment at his base salary in effect at the date of execution of his agreement subject to adjustment from time to time by agreement of the parties.

        The McDonnell and McCullough Agreements provide for certain fringe benefits. They also provide for the early lifting of restrictions on Restricted Stock granted for years 1998 through 2000 under the Executive Incentive Plan. The agreements provide that Messrs. McDonnell and McCullough shall hold such stock through the term of their respective agreements and shall not dispose of it except for the purpose of exercising options to purchase DST Common Stock. The agreements set the percentage of the salaries of Messrs. McDonnell and McCullough to be awarded as bonuses at each level of Goals set under the Executive Incentive Plan.

        Each of the McDonnell, McCullough and Schellhorn Agreements (collectively, the "DST Employment Agreements") may be terminated by the officer on at least 30 days' notice to DST and by DST with or without cause. If DST terminates any of the DST Employment Agreements without cause, the DST Employment Agreements entitle Messrs. McDonnell and McCullough to severance pay equal to 24 months' base salary and 24 months' reimbursement of costs of obtaining comparable life and health insurance benefits unless another employer provides such benefits, and the Schellhorn Agreement provides for such severance pay based on a 12 month period. Each DST Employment Agreement contains certain non-compete limitations in effect for a three-year period after the executive's termination of employment.

        The DST Employment Agreements provide that the officers are eligible to participate in any DST incentive compensation plan and to receive other benefits DST generally makes available to its executive officers. The DST Employment Agreements also govern the officers' employment after a "change in control"* of DST. If a change in control occurs during the term of any of the DST Employment Agreements, the officer would be entitled to the following: (a) continuation of the officer's employment, executive capacity, salary, incentive compensation and benefits for a three-year period at levels in effect on the "control change date"*; (b) with respect to unfunded employer obligations under benefit plans, to a discounted cash payment of amounts to which the officer is entitled; (c) if the officer's employment is terminated after the control change date other than "for cause"*, to payment of his base salary through termination plus a discounted cash severance payment based on his salary for the remainder of the three-year period and to continuation of benefits to the end of that period; (d) if the officer resigns after a change in control upon "good reason"* and advance written notice, to receive the same payments and benefits as if his employment had been terminated other than for cause; and (e) the placement in trust of funds to secure the obligations to pay any legal expense of the officer in connection with disputes arising with respect to the agreement. Each of the DST Employment Agreements provide for the relief in certain circumstances if amounts received by the executive constitute "Parachute Payments" under Section 4999 of the Internal Revenue Code.

*    Each of the employment agreements define this term.

        Mr. Winn, the Managing Director of DSTi, is subject to an employment agreement dated as of June 23, 1993. DSTi may terminate the agreement without notice "for cause"*, and either DSTi or

Mr. Winn can terminate the agreement for any other reason by giving notice of not less than twelve months. The agreement permits DSTi to place Mr. Winn in an executive capacity other than Managing Director. It provides that Mr. Winn shall receive pension contributions, medical insurance, and certain fringe benefits and that Mr. Winn's base salary shall be reviewed annually and is subject to increase by the board of directors of DSTi. The agreement contains certain non-compete limitations in effect for one year after Mr. Winn's termination of employment. Mr. Winn's bonus arrangements are discussed in the section Winn Personal Retirement and Bonus Arrangements herein.

        Other Compensation Plans and Arrangements.    In addition to certain compensatory plans and arrangements generally available to employees, the Named Officers participate as indicated in the following plans and arrangements:

        The Stock Award Plan.    All of the Named Officers have received awards under the Stock Award Plan. Stockholders approved the Stock Award Plan at the 1996 Annual Meeting of Stockholders and have from time to time approved certain amendments to the plan. The Stock Award Plan provides for the automatic, periodic grant of stock options to Outside Directors and gives the DST Compensation Committee the discretion to award incentives to selected DST employees and Outside Directors in the form of options, reload options, restricted stock, stock appreciation rights, limited rights, performance shares, performance units (including performance-based cash awards), dividend equivalents, stock, or any other right, interest or option relating to shares of DST Common Stock granted pursuant to the Stock Award Plan.

        In the event of a change in control of DST (as defined in the Stock Award Plan), vesting of awards (including options) will be automatically accelerated and all conditions on awards shall be deemed satisfactorily completed without any action required by the DST Compensation Committee so that such award may be exercised or realized in full on or before a date fixed by the DST Compensation Committee. Subject to the terms of the Stock Award Plan, the DST Compensation Committee has discretion with respect to the terms of any agreements documenting such awards.

        The DST Systems, Inc. Executive Plan ("Excess ERISA Plan").    Messrs. McDonnell, McCullough and Schellhorn participated in the Excess ERISA Plan, a non-qualified deferred compensation plan terminated effective December 31, 1995. Account balances for each participant remain subject to the terms of the Excess ERISA Plan. Prior to termination of the Excess ERISA Plan, DST credited each participant's account with the value of contributions DST would have made to the various qualified plans maintained by DST without regard to statutory contribution limits and eligibility requirements, less the amount actually contributed to such qualified plans on the participant's behalf. The accounts, which became fully vested upon termination of the Excess ERISA Plan, become distributable after termination of employment or in certain instances as approved by the DST Compensation Committee.

        The Executive Retirement Plan.    Credits have been made to the accounts of Messrs. McDonnell, McCullough and Schellhorn under an Executive Retirement Plan adopted by the DST Compensation Committee. The credits equal the value of contributions DST would have made to various qualified plans maintained by DST and of forfeiture amounts that would have been credited to such accounts but for the application of certain statutory contribution limits. The accounts are adjusted annually by a rate of return on a hypothetical investment selected by the participant among certain participant-elected investment choices allowed by the plan, or, if investment choices are not elected as to all or a portion of the account, by an interest factor equal to a rate of return selected by DST as provided in the plan. The accounts vest based on years of service or upon a change in control, as defined in the plan.

        The Executive Incentive Plan.    Messrs. McDonnell, McCullough and Schellhorn have received awards under the Executive Incentive Plan. Incentive awards issued under the Executive Incentive Plan are subject to restrictions and limitations imposed under the terms of the Stock Award Plan. Participants in the Executive Incentive Plan are all DST officers, DST employees holding the managerial title of director and such employees of more than 50% subsidiaries or at least 50% owned affiliates as hold officer or managerial director positions and have been designated as participants by the DST Compensation Committee. If for a given plan year DST achieves diluted earnings per share, segment pre-tax earnings or other goals set by the DST Compensation Committee, participants may receive awards based on percentages of annual base salaries. Under the Executive Incentive Plan, Equity Awards which may be granted as part of compensation, if goals set by the DST Compensation Committee are met, consist of either Equity Award Options or Restricted Stock.

        Restricted Stock and the vesting and term of Equity Award Options are described in the DST Compensation Committee Report on Executive Compensation herein. The Restricted Stock is not transferable during the period of restriction except to family members or trusts for family members, and the stock remains subject to the restrictions after such permitted transfers. The Equity Award Options are not transferable. In the event of retirement after age 60, termination because of disability or without cause, or a change in control, as defined in the Executive Incentive Plan, the restrictions on the Restricted Stock are released and the Equity Award Options are exercisable.

        The Matching Stock Option Grant Program.    All of the Named Officers other than Mr. Kenney participate in this program, under which the DST Compensation Committee at its discretion may grant options to purchase DST Common Stock based on a Named Officer's Newly Acquired Shares. The program and the vesting and term of options granted thereunder are described in the DST Compensation Committee Report on Executive Compensation.

        Boston EquiServe L.P. Deferred Compensation Plan ("Deferred Compensation Plan").    Mr. Kenney participated in this plan. Within the parameters of the plan, participants can elect to defer participant-designated percentages of base salary and bonus. Prior to 2002, the plan also provided for matching contributions and/or discretionary contributions to be made at the sole discretion of EquiServe. Participant accounts are credited with earnings based on hypothetical investments in certain mutual funds designated by the participant. Participants are fully vested in salary deferral contributions and vest in employer contributions based on years of service or upon death, disability, retirement or a change in control, as defined in the plan. The account balance can be withdrawn upon termination of employment, death, or disability, at a fixed date pre-selected by the participant, or for healthcare or educational needs.

        Officer Trusts.    DST has established trusts that are intended to secure the rights of its officers, directors, employees, and former employees under the employment continuation commitments of certain employment agreements, the Directors' Deferred Fee Plan, the Executive Incentive Plan, the Excess ERISA Plan and the Executive Retirement Plan. The function of each trust is to receive contributions by DST and, in the event of a change in control of DST where DST fails to honor covered obligations to a beneficiary, the trust shall distribute to the beneficiary amounts sufficient to discharge DST's obligation to such beneficiary. The trusts require DST to be solvent as a condition of making distributions. The trusts are revocable until a change in control of DST (as defined in the trusts) and terminate automatically if no such change in control occurs prior to December 31, 2004, unless the trusts are extended prior to such date. EquiServe has established a similar trust to secure the rights of its eligible employees under the Deferred Compensation Plan. The function of the trust is to receive contributions by EquiServe and to honor covered obligations to beneficiaries. The trust requires EquiServe to be solvent as a condition of making distributions. The trust securing the Deferred Compensation Plan is irrevocable unless amended by EquiServe and the trustee per the terms of the trust.

        EquiServe Retirement Plan.    Mr. Kenney participates in this plan, which was generally available to all EquiServe employees prior to January 1, 2002. It is a defined benefit qualified retirement plan that describes a participant's accrued benefit as hypothetical account balance. Each calendar quarter, participants are credited with an annual pay-based amount based upon their years of service as follows:

Years of Service	Pay-Based Credits as a Percentage of Compensation
1-4	3.0%
5-9	4.0%
10-14	5.5%
15 or more	7.0%

In addition, in each calendar quarter earnings are credited to the participant's account in an amount equal to the greater of (i) the then prevailing one-year treasury bill rate plus 1% or (ii) 5.33%. The plan was amended effective December 31, 2001 to cease further pay-based credits; interest credits continue to accrue. The normal form of distribution at termination, retirement or death is a single life annuity for unmarried participants and a joint and 50% survivor annuity for married participants. The estimated annual benefit payable to Mr. Kenney upon retirement at normal retirement age is $323.

        Winn Personal Retirement and Bonus Arrangements.    Under a qualified retirement plan available to all DSTi employees, DSTi makes a contribution up to a statutory limit to Mr. Winn's personal retirement account. DSTi makes a supplemental payment to Mr. Winn of 20% of his annual salary less the amount contributed to the qualified plan account. If DSTi achieves annual threshold, target or maximum levels of pretax earnings, then Mr. Winn receives a cash bonus based on a percentage of his salary. The percentage amount depends on the level of pre-tax earnings achieved over a one-year period and cumulatively over a three-year period. If DSTi achieves the threshold level, Mr. Winn earns a bonus equal to 50% of his salary. If DSTi achieves the target level, the bonus equals his salary. If DSTi achieves the maximum level, the bonus equals 150% of his salary. Payment of 30% of the bonus is deferred for one year. The deferred portion may be reduced by 20% if DSTi's pre-tax earnings do not exceed the threshold level for the following year. It may grow by 20% if DSTi's pre-tax earnings meet or exceed the maximum level for the following year.

OTHER MATTERS

        General Information.    DST will bear the cost of the Annual Meeting, including the cost of mailing the proxy materials. Proxies may also be solicited by telephone, telegraph or in person by directors, officers and employees not specifically engaged or compensated for that purpose. DST has retained D.F. King & Co., Inc. to assist in the solicitation of proxies at a cost not expected to exceed $5,000 plus expenses. In addition, DST may reimburse brokerage firms and other persons representing beneficial owners of DST Common Stock for their expenses in forwarding this Proxy Statement, the Annual Report and other DST soliciting materials to the beneficial owners.

        Stockholder Proposals.    Stockholders may as described below submit proposals for consideration at a stockholders' meeting. No stockholder proposals are being considered at this Annual Meeting.

        Inclusion of Stockholder Proposals in the 2003 Annual Meeting Proxy Statement.    If a stockholder desires to have a proposal included in DST's Proxy Statement for the annual meeting of stockholders to be held in 2003, the Corporate Secretary of DST must receive such proposal on or before November 28, 2002, and the proposal must comply with the applicable SEC laws and rules and the procedures set forth in the DST By-laws. DST will require any proposed nominee for election as a director or stockholder proposing a nominee to furnish a consent of the nominee and may reasonably require other information to determine the eligibility of a proposed nominee to serve as a director or to properly complete any proxy or information statement used for the solicitation of proxies.

        Timely Notice to DST of Nominations for Director and Other Stockholder Proposals. The DST By-laws provide that a stockholder proposal (other than a proposal requested to be set forth in the Proxy Statement, as noted above) may not be made at an annual meeting unless the Corporate Secretary of DST has timely received it. A proposal to nominate a director is timely if received not less than 60 days nor more than 90 days prior to the meeting, and any other proposal is timely if received not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that the DST Board designates the meeting to be held at a date other than the second Tuesday in May and gives notice of or publicly discloses the date of the meeting less than 60 days prior to its occurrence, the Corporate Secretary of DST must receive the written proposal not later than the close of business on the 15th day following the date of the notice or public disclosure of the meeting date, whichever first occurs.

        Under these requirements, proposals (other than proposals submitted for inclusion in the proxy statement) to be timely for the 2003 annual meeting must be received by the Corporate Secretary of DST no earlier than February 12, 2003 and no later than March 14, 2003 if they pertain to nominees for director and no earlier than January 13, 2003 and no later than February 12, 2003 if they pertain to proposals other than director nominations.

        Contents of Notice of Proposal. A stockholder proposal must be in the form of a written notice of proposal. The required contents of the notice depend on whether the proposal pertains to nominating a director or to other business. A stockholder's notice pertaining to the nomination of a director shall set forth: (a) as to each nominee whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of DST that are beneficially owned by the nominee, and (iv) any other information concerning the nominee that would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominee; (b) as to the stockholder giving the notice, (i) the name and address of the stockholder, and (ii) the class and number of shares of capital stock of DST that are beneficially owned by the stockholder and the name and address of record under which such stock is held; and (c) the signed consent of the nominee to serve as a director if elected.

        A stockholder's notice concerning business other than nominating a director shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address of the stockholder proposing such business, (c) the class and number of shares of capital stock of DST that are beneficially owned by the stockholder and the name and address of record under which such stock is held, and (d) any material interest of the stockholder in such business. The Chairman of the annual meeting has the power to determine whether the proposed business is an appropriate subject for and was properly brought before the meeting.

        Section 16(a) Beneficial Ownership Reporting Compliance.    Section 16(a) of the Exchange Act requires DST's directors and certain of its officers, and each person, legal or natural, who owns more than 10% of DST Common Stock (each, a "Reporting Person"), to file reports of such ownership with the SEC, the NYSE, the CHX, and DST. Based solely on review of the copies of such reports furnished to DST, and written representations relative to the filing of certain forms, no person other than Peter R. O'Connell, a DST vice president, was late in filing such reports for fiscal year 2001. Mr. O'Connell sold 2,252 shares on January 29, 2001 and reported the sale on a Form 4 for March 2001.

        Availability of Annual Report.    The Annual Report includes the Annual Report on Form 10-K for the year ended December 31, 2001 (without exhibits) as filed with the SEC. DST will furnish without charge upon written request a copy of the Form 10-K. The Form 10-K includes a list of all exhibits thereto. DST will furnish copies of exhibits listed in the Form 10-K upon written request to DST Corporate Secretary, 333 W. 11th Street, Kansas City, Missouri, 64105. The requestor must pay DST's reasonable expenses in furnishing such exhibits. Each such request for the Form 10-K or exhibits must identify the person making such request as a beneficial owner of DST Common Stock entitled to vote at the Annual Meeting. The Form 10-K including exhibits is available at www.sec.gov.

                      By Order of the Board of Directors,

                      Robert C. Canfield
                       Senior Vice President, General Counsel and Secretary

Kansas City, Missouri
March 28, 2002

APPENDIX A

DST SYSTEMS, INC.
1995 STOCK OPTION AND PERFORMANCE AWARD PLAN
WITH SECTION 4(a) SHOWING NUMBER OF AUTHORIZED
SHARES AS PROPOSED TO BE INCREASED.

Section 1.    Purpose.

        The purposes of the DST Systems, Inc. 1995 Stock Option and Performance Award Plan (the "Plan") are to generate an increased incentive for Employees of the Company to contribute to the Company's future success, to secure for the Company and its stockholders the benefits inherent in equity ownership by Employees of the Company and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified Employees upon whom, in large measure, the sustained progress, growth and profitability of the Company depend. By encouraging Employees of the Company and its Affiliates to acquire a proprietary interest in the Company's growth and performance, the Company intends to more closely align the interests of the Company's Employees, management and stockholders and motivate Employees to enhance the value of the Company for the benefit of all stockholders.

Section 2.    Definitions.

        As used in the Plan, the following terms shall have the meanings set forth below:

  (a)
  "Affiliate" means (i) any Person that directly, or through one (1) or more intermediaries, controls, or is controlled by, or is under common control with, the Company, (ii) any entity in which the Company has an equity interest of at least fifty percent (50%), and (iii) any entity in which the Company has any other significant equity interest, as determined by the Committee.

  (b)
  "Award" means any Option, Stock Appreciation Right, Limited Right, Performance Share, Performance Unit, Restricted Stock, Shares, Dividend Equivalent, or any other right, interest, or option relating to Shares granted pursuant to the provisions of the Plan.

  (c)
  "Award Agreement" means any written agreement, contract, or other instrument or document evidencing any Award granted hereunder and signed by both the Company and the Participant or by both the Company and an Outside Director.

  (d)
  "Board" means the Board of Directors of the Company.

  (e)
  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

  (f)
  "Committee" means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan under Section 3 hereof. The Committee shall consist of not less than two (2) directors, each of whom is a non-employee director within the meaning of Rule 16b-3 and an outside director within the meaning of Code Section 162(m). Until the date of completion of the Public Offering, the KCSI Compensation and Organization Committee shall serve as the Committee authorized to administer this Plan.

  (g)
  "Company" means DST Systems, Inc., a Delaware corporation.

  (h)
  "Dividend Equivalent" means any right granted pursuant to Section 13(f) hereof.

  (i)
  "Employee" means any employee of the Company or of any Affiliate regularly employed for more than twenty (20) hours per week and more than five (5) months per year.

  (j)
  "Exchange Act" means the Securities and Exchange Act of 1934, as amended, or any successors thereto, and the rules and regulations promulgated thereunder, all as shall be amended from time to time.

1

  (k)
  "Fair Market Value" means, with respect to any property, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

  (l)
  "Incentive Stock Option" means an Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

  (m)
  "KCSI" means Kansas City Southern Industries, Inc., a Delaware corporation.

  (n)
  "Limited Right" means any right granted to a Participant pursuant to Section 7(b) hereof.

  (o)
  "Non-Qualified Stock Option" means an Option granted under Section 6 hereof that is not intended to be an Incentive Stock Option, and an Option granted to an Outside Director pursuant to Section 9 hereof.

  (p)
  "Option" means an Incentive Stock Option or Non-Qualified Stock Option.

  (q)
  "Outside Director" means a member of the Board who is not an Employee of the Company or of any Affiliate.

  (r)
  "Participant" means an Employee or Outside Director who is selected to receive an Award under the Plan.

  (s)
  "Performance Award" means any Award of Performance Shares or Performance Units pursuant to Section 8 hereof.

  (t)
  "Performance Period" means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

  (u)
  "Performance Share" means any grant pursuant to Section 8 hereof of a unit valued by reference to a designated number of Shares.

  (v)
  "Performance Unit" means any grant pursuant to Section 8 hereof of (i) a bonus consisting of cash or other property the amount or value of which, and/or the entitlement to which, is conditioned upon the attainment of any performance goals specified by the Committee, or (ii) a unit valued by reference to a designated amount of property other than Shares.

  (w)
  "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

  (x)
  "Public Offering" means a public offering of Shares of the Company which results in a reduction of KCSI's ownership of Shares to less than eighty percent (80%).

  (y)
  "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation thereto.

  (z)
  "Shares" means shares of the common stock of the Company, one cent ($.01) par value.

  (aa)
  "Stock Appreciation Right" means any right granted to a Participant pursuant to Section 7(a) hereof.

  (ab)
  "Stockholders Meeting" means the annual meeting of stockholders of the Company in each year.

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  (ac)
  "Restricted Stock" means any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Committee may deem appropriate, and which restriction shall provide that the Shares subject to such restriction shall be forfeited if the restriction does not lapse prior to such date or such event as the Committee may deem appropriate.

  (ad)
  "Restricted Stock Award" means an award of Restricted Stock under Section 8A hereof.

Section 3.    Administration.

        The Plan shall be administered by the Committee. Subject to applicable law and the terms of the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by or with respect to which payments, rights, or other matters are to be calculated in connection with each Award; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant or the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Subject to the terms of the Plan (including without limitation Section 11 hereof), the Committee shall also have the authority to grant Awards in replacement of Awards previously granted under this Plan or any other compensation plan of the Company or an Affiliate. Unless otherwise expressly provided in the Plan, all determinations, designations, interpretations, and other decisions of the Committee shall be final, conclusive and binding upon all Persons, including the Company, any Participant, any stockholder, and any Employee of the Company or of any Affiliate. All determinations of the Committee shall be made by a majority of its members; provided that any determination affecting any Awards made or to be made to a member of the Committee may, at the Board's election, be made by the Board. The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer and/or to other officers of the Company under such conditions and/or limitations as the Committee may establish; provided, however, that only the Committee may select and grant Awards, or otherwise take any action with respect to Awards, to Participants who are (i) officers or directors of the Company for purposes of Section 16 of the Exchange Act; or (ii) Participants who are "covered employees" under Section 162(m) of the Code.

Section 4.    Shares Subject to the Plan.

  (a)
  Subject to adjustment as provided in Section 4(c), a total of thirty million (30,000,000) Shares shall be available for the grant of Awards under the Plan. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any Shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such Shares or of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. In addition, to the extent permitted by Section 422 of the Code, any Shares issued by, and any Awards granted by or that become obligations of, the

3

    Company through or as the result of the assumption of outstanding grants or the substitution of Shares under outstanding grants of an acquired company shall not reduce the Shares available for grants under the Plan.

  (b)
  For purposes of this Section 4,

  (i)
  If an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan;

  (ii)
  Dividend Equivalents and Awards not denominated in Shares shall be counted against the aggregate number of Shares available for granting Awards under the Plan in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan; and

  (iii)
  Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards or awards under other Company plans may be counted or not counted under procedures adopted by the Committee in order to avoid double counting.

  (c)
  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other securities or property), stock split, reverse stock split, merger, reorganization, consolidation, recapitalization, split-up, spin-off, repurchase, exchange of shares, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may: (i) make adjustments in the aggregate number and class of shares or property which may be delivered under the Plan and may substitute other shares or property for delivery under the Plan, including shares of another entity which is a party to any such merger, reorganization, consolidation or exchange of shares; and (ii) make adjustments in the number, class and option price of shares or property subject to outstanding Awards and Options granted under the Plan, and may substitute other shares or property for delivery under outstanding Awards and Options, including shares of another entity which is a party to any such merger, reorganization, consolidation or exchange of shares, as may be determined to be appropriate by the Committee in its sole discretion, provided that the number of Shares subject to any Award or Option shall always be a whole number. The preceding sentence shall not limit the actions which may be taken by the Committee under Section 10 of the Plan. No adjustment shall be made with respect to Awards of Incentive Stock Options that would cause the Plan to violate Section 422 of the Code.

Section 5.    Eligibility.

        Any Employee or Outside Director shall be eligible to be selected as a Participant. Notwithstanding any other provision of the Plan to the contrary, no Participant may be granted an Option, Limited Right, Stock Appreciation Right, Performance Shares, Shares or Restricted Stock with respect to a number of Shares in any one (1) calendar year which, when added to the Shares subject to any other Option, Limited Right, Stock Appreciation Right, Performance Shares, Shares or Restricted Stock granted to such Participant in the same calendar year shall exceed Eight Hundred Thousand (800,000) Shares. If an Option, Limited Right, Stock Appreciation Right, or Performance Share is cancelled, the cancelled Option, Limited Right, Stock Appreciation Right or Performance Share continues to count against the maximum number of Shares for which an Option, Limited Right, Stock Appreciation Right or Performance Share may be granted to a Participant in any calendar year. All Shares specified in this Section 5 shall

4

be adjusted to the extent necessary to reflect adjustments to Shares required by Section 4(c) hereof. No Participant may be granted Performance Units in any one (1) calendar year which when added to all other Performance Units granted to such Participant in the same calendar year shall exceed 300% of the Participant's annual base salary as of the first day of such calendar year (or, if later, as of the date on which the Participant becomes an Employee); provided, however, that no more than $1,000,000 of annual base salary may be taken into account for purposes of determining the maximum amount of Performance Units which may be granted in any calendar year to any Participant.

Section 6.    Stock Options.

        Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Options may be Incentive Stock Options within the meaning of Section 422 of the Code or Non-Qualified Stock Options (i.e., stock options which are not Incentive Stock Options), or a combination thereof. Any Option granted to a Participant under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

  (a)
  Option Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of the Share on the effective date of the grant of the Option; provided, that (i) if the Committee so determines, in the case of any Option retroactively granted in tandem with or in substitution for another Award or any outstanding Award granted under any other plan of the Company, the purchase price per Share shall not be less than the purchase price on the effective date of grant of such other Award or award under another Company plan; and (ii) in the case of any Option granted in substitution for or as a result of assumption by the Company of outstanding grants of an acquired company, the purchase price per Share shall be determined by the Committee.

  (b)
  Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; except as provided below for Incentive Stock Options.

  (c)
  Exercisability. Options shall be exercisable at such time or times and subject to such exercise acceleration conditions (if any) as determined by the Committee at or subsequent to grant; except as otherwise provided in Section 10(a).

  (d)
  Method of Exercise. Subject to the other provisions of the Plan and any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms as the Committee shall determine, including, without limitation, payment by delivery of cash, Shares, Restricted Stock, or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, Shares, Restricted Stock and other consideration as the Committee may specify in the applicable Award Agreement; provided, however, that if Restricted Stock is surrendered to pay the option price, an equal number of shares issued as a result of the option exercise shall be subject to the same restrictions.

  (e)
  Incentive Stock Options. In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company or of any parent or subsidiary corporation of the Company as defined in Section 424 of the Code) shall not exceed One Hundred Thousand Dollars ($100,000) or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code,

5

    or any successor provision, and any regulations promulgated thereunder. The option price per Share purchasable under an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Share on the date of grant of the Option. Each Incentive Stock Option shall expire not later than ten (10) years from its date of grant. No Incentive Stock Option shall be granted to any Participant if at the time the Option is granted such Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its parent or its subsidiaries unless (i) the option price per Share is at least one hundred and ten percent (110%) of the Fair Market Value of the Share on the date of grant, and (ii) such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. To the extent an Incentive Stock Option granted hereunder fails to comply, it shall be a Non-Qualified Stock Option.

  (f)
  Form of Settlement. In its sole discretion, the Committee may provide at the time of grant that the Shares to be issued upon an Option's exercise shall be in the form of Shares subject to restrictions as the Committee may determine, or other similar securities, or may reserve the right so to provide after the time of grant.

  (g)
  Reload Options. If and to the extent the Committee expressly provides, at the time of grant or later, that the Participant shall have the right to receive reload options with respect to Non-Qualified Stock Options, the Participant shall receive reload options in accordance with and subject to the following terms and conditions:

  (i)
  Grant of the Reload Option; Number of Shares; Price. Subject to paragraph (ii) of this Subsection and, except as provided in paragraph (viii) hereof, to the availability of Shares to be optioned to the Participant under the Plan (including the limitations set forth in Section 5), if a Participant has an Option (the "original option") with reload rights and pays for the exercise of the original option by surrendering Shares or Restricted Stock (whether by means of delivering Shares or Restricted Stock previously held by the optionee or by delivering Shares or Restricted Stock simultaneously acquired on exercise of the original option), the Participant shall receive a new Option ("reload option") for the number of Shares or Restricted Shares so surrendered at an option price per Share equal to the Fair Market Value of a Share on the date of the exercise of the original option.

  (ii)
  Conditions to Grant of Reload Option. A reload option will not be granted: (A) if the Fair Market Value of a Share on the date of exercise of the original option is less than the exercise price of the original option; or (B) if the Participant is no longer an Employee of the Company or an Affiliate.

  (iii)
  Term of Reload Option. The reload option shall expire on the same date as the original option, or at such later date as the Committee may provide.

  (iv)
  Type of Option. The reload option shall be a Non-Qualified Stock Option.

  (v)
  Additional Reload Options. Except as expressly provided by the Committee (at the time of the grant of the original option or reload option or later), reload options shall not include any right to subsequent reload options.

  (vi)
  Date of Grant, Vesting. The date of grant of the reload option shall be the date of the exercise of the original option. The reload options shall be exercisable in full beginning from date of grant, except as otherwise provided by the Committee.

  (vii)
  Stock Withholding; Grants of Reload Options. If and to the extent permitted by the Committee, if the other requirements of this Subsection are satisfied, and if Shares are

6

      withheld or Shares surrendered for tax withholding pursuant to Section 13(g), a reload option will be granted for the number of Shares surrendered as payment for the exercise of the original option plus the number of Shares surrendered or withheld to satisfy tax withholding.

    (viii)
    Share Limits. Reload options shall not be counted against or as a reduction from the number of shares available for grant under Section 4 hereof because such grants are a substitute for Shares transferred to or withheld by the Company.

    (ix)
    Other Terms and Conditions. In connection with reload options for officers who are subject to Section 16 of the Exchange Act, the Committee may at any time impose any limitations which, in the Committee's sole discretion, are necessary or desirable in order to comply with Section 16(b) of the Exchange Act and the rules and regulations thereunder, or in order to obtain any exemption therefrom. Except as otherwise provided in this Subsection, all the provisions of the Plan shall apply to reload options.

Section 7.    Stock Appreciation and Limited Rights.

  (a)
  Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a Non-Qualified Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted and must have a grant price equal to the option price of such Option. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. Any Stock Appreciation Right related to an Option shall be exercisable to the extent, and only to the extent, that the related Option is exercisable. The Committee may impose such other conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one (1) Share on the date of exercise or with respect to any right related to an Option other than an Incentive Stock Option, at any time during a specified period before or after the date of exercise as determined by the Committee over (ii) the grant price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one (1) Share on the date of grant of the Stock Appreciation Right (or, if the Committee so determines, in the case of any Stock Appreciation Right retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the date of grant of such other Award or award), multiplied by the number of Shares as to which the holder is exercising the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

  (b)
  Limited Rights may be granted hereunder to Participants only with respect to an Option granted under Section 6 hereof or a stock option granted under another plan of the Company. The

7

    provisions of Limited Rights need not be the same with respect to each recipient. Any Limited Right related to a Non-Qualified Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Limited Right related to an Incentive Stock Option must be granted at the same time such Option is granted. A Limited Right shall terminate and no longer be exercisable upon termination or exercise of the related Option, except that a Limited Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the Limited Right. Any Option related to any Limited Right shall no longer be exercisable to the extent the related Limited Right has been exercised. Any Limited Right shall be exercisable to the extent, and only to the extent, the related Option is exercisable and only during the three (3) month period immediately following a Change in Control of the Company (as defined in Section 10 hereof). The Committee may impose such other conditions or restrictions on the exercise of any Limited Right as it shall deem appropriate. Subject to the terms of the Plan and any applicable Award Agreement, a Limited Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, an amount equal to the excess of (i) the Fair Market Value of one (1) Share on the date of exercise or if greater and only with respect to any Limited Right related to an Option other than an Incentive Stock Option, the highest price per Share paid in connection with any Change in Control of the Company, over (ii) the option price of the related Option, multiplied by the number of Shares as to which the holder is exercising the Limited Right. The amount payable to the holder shall be paid by the Company in cash. Subject to the terms of the Plan and any applicable Award Agreement, the terms and conditions of any Limited Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Limited Right as it may deem appropriate.

Section 8.    Performance Awards.

        Performance Awards may be issued hereunder to Participants in the form of Performance Shares or Performance Units, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The value represented by a Performance Share or Unit shall be payable to, or upon the exercise by, the Participant holding such Award, in whole or in part, following achievement of such performance goals during such Performance Period as determined by the Committee. Except as provided in Section 10, Performance Awards will be paid only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, Restricted Stock, Options, other property or any combination thereof, in the sole discretion of the Committee at the time of payment. The length of the Performance Period, the performance criteria or levels to be achieved for each Performance Period, and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis. Notwithstanding the foregoing, an Award Agreement may condition the vesting or exercise of a Performance Award on any combination of the achievement of one or more performance goals and/or the completion of a specified period of service as the Committee shall determine at the time of grant. To the extent determined by the Committee, when making Performance Awards the Committee shall adopt performance goals, certify completion of such goals and comply with any other Code requirements necessary to be in compliance with the performance-based compensation requirements of Code Section 162(m). Performance goals for Performance Awards may be based, in whole or in part, on one or more of the following performance-based criteria or such other criteria as the Committee may determine: (i) attainment during the Performance Period of a specified price per share of the Company's common stock; (ii) attainment during the Performance Period of a specified rate of growth or increase in the amount of growth in the price per share of the Company's common stock; (iii) attainment during the Performance Period of a specified level of the Company's earnings or earnings

8

per share of the Company's common stock; (iv) attainment during the Performance Period of a specified rate of growth or increase in the amount of growth of the Company's earnings or earnings per share of the Company's common stock; (v) attainment during the Performance Period of a specified level of the Company's cash flow or cash flow per share of the Company's common stock; (vi) attainment during the Performance Period of a specific rate of growth or increase in the amount of growth of the Company's cash flow or cash flow per share of the Company's common stock; (vii) attainment during the Performance Period of a specified level of the Company's return on equity; (viii) attainment during the Performance Period of a specific rate of growth or increase in the amount of growth of the Company's return on equity; (ix) attainment during the Performance Period of a specified level of the Company's return on assets; or (x) attainment during the Performance Period of a specific rate of growth or increase in the amount of growth of the Company's return on assets.

Section 8A.    Restricted Stock.

  (a)
  Issuance. Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient. The granting of Restricted Stock shall take place on the date the Committee decides to grant the Restricted Stock, or if the Restricted Stock Award provides that the grant of Restricted Stock is conditioned upon the achievement of performance goals specified in the Restricted Stock Award, on a date established by the Committee following the achievement of such performance goals.

  (b)
  Registration. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock awarded under the Plan, such certificate shall be registered in the name of the Participant, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, and shall be held in escrow by the Company.

  (c)
  Forfeiture. A Restricted Stock Award may condition the grant of Restricted Stock and/or the lapse of any restriction or restrictions on Restricted Stock on any combination of the achievement of one or more performance goals and/or the completion of a specified period of service as the Committee shall determine at the time the Restricted Stock Award is made. To the extent determined by the Committee, when making Restricted Stock Awards the Committee shall adopt performance goals, certify completion of such goals and comply with any other Code requirements necessary to be in compliance with the performance-based compensation requirements of Code Section 162(m). Performance goals for Restricted Stock Awards may be based, in whole or in part, on one or more of the following performance-based criteria or such other criteria as the Committee may determine: (i) attainment during the Performance Period of a specified price per share of the Company's common stock; (ii) attainment during the Performance Period of a specified rate of growth or increase in the amount of growth in the price per share of the Company's common stock; (iii) attainment during the Performance Period of a specified level of the Company's earnings or earnings per share of the Company's common stock; (iv) attainment during the Performance Period of a specified rate of growth or increase in the amount of growth of the Company's earnings or earnings per share of the Company's common stock; (v) attainment during the Performance Period of a specified level of the Company's cash flow or cash flow per share of the Company's common stock; (vi) attainment during the Performance Period of a specific rate of growth or increase in the amount of growth of the Company's cash flow or cash flow per share of the Company's common stock; (vii) attainment during the Performance Period of a specified level of the Company's return on

9

    equity; (viii) attainment during the Performance Period of a specific rate of growth or increase in the amount of growth of the Company's return on equity; (ix) attainment during the Performance Period of a specified level of the Company's return on assets; or (x) attainment during the Performance Period of a specific rate of growth or increase in the amount of growth of the Company's return on assets.

          As soon as practicable following the lapse of the restrictions on Restricted Stock, unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the grantee.

          Except as otherwise determined by the Committee at the time of grant, upon termination of employment for any reason before the restriction lapses, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant (who shall sign any document and take any other action required to assign such shares back to the Company) and reacquired by the Company.

Section 9.    Outside Directors' Annual Options.

  (a)
  Grant of Options. When an Outside Director first takes a position on the Board the Outside Director shall receive an Option to purchase Shares ("Initial Options"). On the date of each Stockholders' Meeting, each Outside Director shall automatically be granted an Option to purchase Shares ("Annual Options"); provided, however, that an Outside Director shall not be entitled to receive and shall not be granted any Annual Options on the date of any particular Stockholders' Meeting if he will not continue to serve as an Outside Director immediately following such Stockholders' Meeting. An Outside Director who first takes a position on the Board at the annual Stockholders' Meeting shall be entitled to receive the Initial Options plus the Annual Options. All such Options shall be Non-Qualified Stock Options. The number of Shares to be subject to the Initial Option and Annual Option grants shall be determined from time to time by the Committee or, at the Board's discretion, by the Board and not by the Committee. The price at which each Share covered by such Options may be purchased shall be one hundred percent (100%) of the fair market value of a Share on the date the Option is granted. Fair market value for purposes of this Section 9 shall be deemed to be the average of the high and low prices of the Shares as reported on the New York Stock Exchange Composite Transactions tape on the day the Option is granted or, if no sale of Shares shall have been made on that day, the next preceding day on which there was a sale of Shares.

  (b)
  Exercise of Options. All Shares subject to an Option granted to an Outside Director under Section 9(a) shall become exercisable as follows: fifty percent (50%) on the day preceding the date of the first Stockholders' Meeting after the date of the grant of the Option; twenty-five percent (25%) on the day preceding the date of the second Stockholders' Meeting after the date of grant of the Option; and the remaining twenty-five percent (25%) on the day preceding the third Stockholders' Meeting after the date of grant of the Option. However, no Option shall be exercisable more than ten (10) years after the date of grant. Options may be exercised by an Outside Director during the period that: (i) the Outside Director remains a member of the Board; (ii) for a period of one (1) year after ceasing to be a member of the Board by reason of death; (iii) for the remaining term of the Option in the event of an Outside Director's disability; (iv) for the remaining term of the Option if the Outside Director retires (as defined below) from the Board; or (v) for a period of ninety (90) days after ceasing to be a member of the Board for reasons other than retirement, death or disability; however, only those Options exercisable at the date the Outside Director ceases to be a member of the Board shall remain exercisable. All Options held by an Outside Director and granted under Section 9(a) shall become exercisable immediately prior to termination of the Outside Director's service on the Board by reason of an Outside Director's death, disability or retirement. For purposes of this Section 9, "retire" or "retirement" shall mean discontinuance of service as a director after the director has reached

10

    age sixty (60) and has at least five (5) years or more of service on the Board. Notwithstanding any provision herein to the contrary, no Option granted under Section 9(a) shall be exercisable more than ten (10) years after the date of grant. All Options granted under Section 9(a) shall immediately become exercisable in the event of a Change in Control, as hereinafter defined.

            If a former Outside Director shall die holding an Option granted under Section 9(a) that has not expired and has not been fully exercised, the Option shall remain exercisable until the later of one (1) year after the date of death or the end of the period in which the former Outside Director could have exercised the Option had he not died, but in no event shall the Option be exercisable more than ten (10) years after the date of grant. In the event of the death of an Outside Director or former Outside Director, the Options granted under Section 9(a) shall be exercisable only to the extent that they were exercisable at his date of death and only by the executor or administrator of the Outside Director's estate, by the person or persons to whom the Outside Director's rights under the Option shall pass under the Outside Director's will or the laws of descent and distribution, or by a beneficiary designated in writing in accordance with Section 13(a) hereof.

  (c)
  Payment. An Option granted to an Outside Director under Section 9(a) shall be exercisable only upon payment to the Company of the full purchase price of the Shares with respect to which the Option is being exercised. The method of exercise shall be as set forth in Section 6(d).

  (d)
  Other Awards. An Outside Director is eligible to receive pursuant to any other Section of the Plan an Option or other Award, including an Option or other Award granted in tandem with Options granted under Section 9(a).

Section 10.    Change in Control.

  (a)
  In order to maintain the Participants' rights in the event of any Change in Control of the Company, as hereinafter defined, the Committee, as constituted before such Change in Control, may, in its sole discretion, as to any Award, either at the time an Award is made hereunder or any time thereafter, take any one (1) or more of the following actions: (i) provide for the purchase by the Company of any such Award, upon the Participant's request, for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable; (ii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iii) cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation after such Change in Control. In the event of a Change of Control, there shall be an automatic acceleration of any time periods relating to the exercise or realization of any such Award and all performance award standards shall be deemed satisfactorily completed without any action required by the Committee so that such Award may be exercised or realized in full on or before a date fixed by the Committee. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

  (b)
  For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if (i) for any reason at any time less than seventy-five percent (75%) of the members of the Board of Directors of the Company shall be individuals who fall into any of the following categories: (A) individuals who were members of such Board on September 1, 1995; or (B) individuals whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least seventy-five percent (75%) of the members of the Board then still in office who were members of such Board on September 1, 1995; or (C) individuals whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least

11

    seventy-five percent (75%) of the members of the Board then still in office who were elected in the manner described in (A) or (B) above, or (ii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) shall have become, according to a public announcement or filing, without the prior approval of the Board of Directors of the Company, the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities of the Company representing forty percent (40%) or more (calculated in accordance with Rule 13(d)-3) of the combined voting power of the Company's then outstanding voting securities (such "person" hereafter referred to as a "Major Stockholder"); or (iii) the stockholders of the Company shall have approved a merger, consolidation or dissolution of the Company or a sale, lease, exchange or disposition of all or substantially all of the Company's assets, or a Major Stockholder shall have proposed any such transaction, unless such merger, consolidation, dissolution, sale, lease, exchange or disposition shall have been approved by at least seventy-five percent (75%) of the members of the Board of Directors of the Company who are individuals falling into any combination of the following categories: (A) individuals who were members of such Board of Directors on September 1, 1995, or (B) individuals whose election or nomination for election by the Company's stockholders was approved by at least seventy-five percent (75%) of the members of the Board of Directors then still in office who are members of the Board of Directors on September 1, 1995, or (C) individuals whose election, or nomination for election by the Company's stockholders was approved by a vote of at least seventy-five percent (75%) of the members of the Board then still in office who were elected in manner described in (A) or (B) above.

Section 11.    Amendments and Termination.

        The Board may amend, alter, suspend, discontinue, or terminate the Plan, but no amendment, alteration, suspension, discontinuation, or termination shall be made that would materially impair the rights of a Participant under an Award theretofore granted, without the Participant's consent. In addition, the Board may consider for each amendment whether the approval of stockholders is desirable or is necessary for the amendment to be effective.

        The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, and may also substitute new Awards for Awards previously granted under this Plan or for awards granted under any other compensation plan of the Company or an Affiliate to Participants, including without limitation previously granted Options having higher option prices, but no such amendment or substitution shall materially impair the rights of any Participant without his consent.

        The Committee shall be authorized, without the Participant's consent, to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of events that it deems in its sole discretion to be unusual or nonrecurring that affect the Company or any Affiliate or the financial statements of the Company or any Affiliate, or in recognition of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent the dilution or enlargement of benefits or potential benefits under the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

Section 12.    Termination of Employment and Noncompetition.

        The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended and shall promulgate rules and regulations

12

to (i) determine what events constitute disability, retirement, termination for an approved reason and termination for cause for purposes of the Plan, and (ii) determine the treatment of a Participant under the Plan in the event of his death, disability, retirement, or termination for an approved reason. If a Participant's employment with the Company or an Affiliate is terminated for cause, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned, but not yet paid, all unpaid dividends and dividend equivalents, and all interest accrued on the foregoing shall be canceled or forfeited, as the case may be, unless the Participant's Award Agreement provides otherwise. In addition, but without limitation, all outstanding Awards to any Participant shall be canceled if the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or any Affiliate, or with any business in which the Company or any Affiliate has a substantial interest as determined by the Committee or such officers or committee of senior officers to whom the authority to make such determination is delegated by the Committee.

Section 13.    General Provisions.

  (a)
  Nonassignability. No Award shall be assignable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that a Participant may, pursuant to a written designation of beneficiary filed with and approved by the Committee prior to his death, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award shall be exercisable during the lifetime of the Participant, only by the Participant or, if permissible under applicable law, by the guardian or legal representative of the Participant.

  (b)
  Terms. Except for Options granted pursuant to Section 9, the term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that in no event shall the term of any Incentive Stock Option or any Stock Appreciation or Limited Right related to any Incentive Stock Option exceed a period of ten (10) years from the date of its grant.

  (c)
  Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards under the Plan.

  (d)
  No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

  (e)
  Restrictions. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

  (f)
  Dividend Equivalents. Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

13

  (g)
  Withholding. The Company shall be authorized to withhold from any Award granted, payment due or shares or other property transferred under the Plan the amount of income, withholding and payroll taxes due and payable in respect of an Award, payment or shares or other property transferred hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Company may require the Participant to pay to it such tax prior to and as a condition of the making of such payment or transfer of Shares or property under the Plan. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes due or payable in respect of an Award by withholding from any payment of Shares due as a result of such Award, or by permitting the Participant to deliver to the Company, Shares having a fair market value, as determined by the Committee, equal to the amount of such taxes.

  (h)
  Deferral of Awards. At the discretion of the Committee, payment of a Performance Dividend Equivalent or any portion thereof or any other Award may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery on a form provided by the Company of a written, irrevocable election by the Participant prior to such time payment would otherwise be made. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of the Code and its regulations. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee. The Committee may also credit interest, at such rates to be determined by the Committee, on cash payments that are deferred and credit Dividend Equivalents on deferred payments denominated in the form of Shares.

  (i)
  No Limit on Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required and such arrangements may be either generally applicable or applicable only in specific cases.

  (j)
  Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware other than its law respecting choice of laws and applicable Federal law.

  (k)
  Severability. If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, it shall be stricken and the remainder of the Plan and any such Award shall remain in full force and effect.

  (l)
  No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate or to be retained as a director of the Company. Further, the Company or an Affiliate may at any time terminate the employment of a Participant, and a director's service as a member of the Board may be terminated, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

  (m)
  No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

14

  (n)
  No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

  (o)
  Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

  (p)
  With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of this Plan or action by the Committee fails to so comply, the Committee may deem, for such persons, such provision or action null and void to the extent permitted by law.

Section 14.    Effective Date of Plan.

        The Plan shall be effective as of September 1, 1995. This amendment and restatement shall be effective as of September 25, 2001.

Section 15.    Term of Plan.

        No Award shall be granted pursuant to the Plan after August 31, 2005, but any Award theretofore granted may extend beyond that date.

15

DST SYSTEMS, INC.

Dear Stockholder or Benefit Plan Participant:

Important matters set forth in the enclosed proxy materials require your immediate attention and approval.

DST strongly encourages you to exercise your right to vote your shares. Your vote counts.

Please sign the Voting Card, detach it, and promptly return it in the enclosed postage paid envelope. Alternatively, you may authorize your proxy by telephone at (877) 779-8683 or electronically at http://www.eproxyvote.com/dst. If you choose to vote by telephone or electronically, you will need the Control Number on the Voting Card.

Thank you in advance for your prompt attention.

Sincerely,
DST Systems, Inc.

DETACH HERE

☒	IF MARKING BOXES, FOLLOW THIS EXAMPLE	ESPP 401k	CERT C401	ESOP

DST SYSTEMS, INC.

By signing this card, you are authorizing the Proxy Committee (if you own Cert and ESPP shares) and the Trustee of the DST Benefit Plan(s) (if you own Benefit Plan Shares) to vote your shares as you specify on the two proposals presented at the Annual Meeting or any adjournment thereof and to vote in their respective discretion on other proposals that may properly come before such meeting.

To vote in accordance with all of the DST Board of Directors' recommendations, please sign and date; you need not mark any boxes. The DST Board of Directors recommends that you vote FOR each of the proposals.

CONTROL NUMBER

1.	Election of Two Directors
(01)	Thomas A. McDonnell
(02)	M. Jeannine Strandjord
For All Nominees	☐	☐	Withhold For All Nominees
For All Except	☐	(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)
2.	Amendment to Stock Award Plan to Increase Authorized Shares and Reapproval of Plan Section 8 under Internal Revenue code Section 162(m)	FOR ☐	AGAINST ☐	ABSTAIN ☐

SEE IMPORTANT INFORMATION ON THE REVERSE SIDE OF THIS CARD

Mark box at right if you plan to attend the Annual Meeting of Stockholders.	☐	Mark box at right if an address change has been noted on the reverse side of this card	☐

Please be sure to sign exactly as your name appears on this card and to date this Voting Card.

For Cert and ESPP shares, all joint owners must sign, and executors, administrators, trustees, officers of corporate stockholders, guardians and attorneys-in-fact must indicate the capacity in which they are signing. For Benefit Plan Shares, the Plan Participant must sign.

Stockholder/ Plan Participant sign here	Date	Co-owner sign here	Date

Vote by Telephone		Vote by Internet
Follow these four easy steps:		Follow these four easy steps:
1.	Read the accompanying Proxy Statement and Voting Card.	1.	Read the accompanying Proxy Statement and Voting Card.
2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683). For stockholders residing outside the United States call collect on a touch-tone phone 1-201-536-8073. There is NO CHARGE for this call.	2.	Go to the Website http://www.eproxyvote.com/dst
3.	Enter your Control Number located on your Voting Card.	3.	Enter your Control Number located on your Voting Card.
4.	Follow the recorded instructions.	4.	Follow the instructions provided.

Do not return your Voting Card if you are voting by Telephone or Internet.

        DETACH HERE

DST SYSTEMS, INC.

Annual Meeting of Stockholders - May 14, 2002

THE DST BOARD OF DIRECTORS SOLICITS YOUR VOTE

The DST Board is making the two proposals, and they are not related to or conditioned on the approval of any other proposals which may come before the Annual Meeting.

The Cert number shown on the front of the card is the number of shares you held in certificate form as of the close of business on the Record Date (March 15, 2002). The ESPP number shown on the front of the card is the number of shares you held of record as of the close of business on the Record Date through your DST Employee Stock Purchase Plan book entry account with DST's transfer agent. The Proxy Committee appointed by the DST Board that will vote your Cert and ESPP shares is comprised of Thomas A. McCullough, Robert C. Canfield, and Kenneth V. Hager. If you do not specify how you authorize the Proxy Committee to vote your Cert and ESPP shares, you authorize it to vote FOR each of the proposals.

The ESOP, 401k and C401 numbers shown on the front of the card ("Benefit Plan Shares") are the total number of shares you held as of the close of business on the Record Date through your participation in any of the DST Employee Stock Ownership Plan, the DST 401(k) Profit Sharing Plan, or the DST Systems of California 401(k) Plan. If you fail to return this Voting Card or do not specify your vote, the Trustee of the applicable plan will vote the shares allocated to your benefit plan account(s) in the same proportion as the shares held by the plan for which the Trustee receives voting instructions.

You may revoke this proxy in the manner described in the Proxy Statement dated March 28, 2002, receipt of which you hereby acknowledge.

PLEASE DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE OR MAKE YOUR INSTRUCTIONS BY TELEPHONE AT (877) 779-8683 OR ELECTRONICALLY AT http://www.eproxyvote.com/dst.

IF YOUR ADDRESS HAS CHANGED, PLEASE NOTE THE NEW ADDRESS BELOW.

QuickLinks

PROXY STATEMENT
VOTING
PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT
PROPOSAL 1 ELECTION OF TWO DIRECTORS
PROPOSAL 2
THE BOARD OF DIRECTORS
AUDIT MATTERS DST Audit Committee Report
EXECUTIVE COMPENSATION MATTERS DST Compensation Committee Report on Executive Compensation
OTHER MATTERS
APPENDIX A